UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒    Definitive Proxy Statement

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☐    Soliciting Material Under § 240.14a-12

Callaway Golf Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 2, 2021

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Callaway Golf Company (the “Company”), which will be held on Wednesday, May 19, 2021, solely by means of remote communication in a virtual-only format, commencing at 8:00 a.m. (Pacific Time). You will not be able to attend the Annual Meeting physically. You will be able to attend and participate in the Annual Meeting online by visiting www.meetingcenter.io/210865261, where you will be able to listen to the meeting live, submit questions and vote.

At the meeting, your Board of Directors will ask shareholders to (i) elect twelve directors; (ii) ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (iii) approve, on an advisory basis, the compensation of our named executive officers; and (iv) approve an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000. These matters are described more fully in the accompanying Proxy Statement, which you are urged to read thoroughly. Your Board of Directors recommends a vote “FOR” each of the director nominees, “FOR” ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers and “FOR” the amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual Annual Meeting or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

Thank you for your continued interest in and support of Callaway Golf Company.

Sincerely,

Oliver G. (Chip) Brewer III

President and Chief Executive Officer

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

When	Wednesday, May 19, 2021, 8:00 a.m. (Pacific Time).

Where

The 2021 annual meeting of shareholders will be held entirely online. You will be able to attend and participate in the annual meeting online by visiting www.meetingcenter.io/210865261, where you will be able to listen to the meeting live, submit questions and vote.

Items of Business

1.    To elect as directors the twelve nominees named in the accompanying proxy statement.

2.    To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the 2021 fiscal year.

3.    To approve, on an advisory basis, the compensation of the company’s named executive officers.

4.    To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000.

5.    To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

Record Date	March 23, 2021. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote

Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. Please review the proxy materials for the annual meeting and follow the instructions in the section entitled “Voting Information” of the accompanying proxy statement beginning on page 3 to vote. There will not be a physical meeting location, and shareholders will not be able to attend the annual meeting in person. As described on page 6 of the accompanying proxy statement, any shareholder may attend the annual meeting online and vote during the online meeting even if he or she previously returned a proxy card by mail or voted via the Internet or by telephone.

Carlsbad, California April 2, 2021	By Order of the Board of Directors, Sarah E. Kim Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2021:	The Annual Report and Proxy Statement are available on the Internet at: http://www.allianceproxy.com/callawaygolf/2021

GENERAL INFORMATION	1
VOTING INFORMATION	3
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
Corporate Governance Guidelines	9
Director Independence	9
Director Qualifications	9
Identification of Potential Director Candidates	10
Nomination Process	11
Service on Other Public Boards	11
Majority Voting Standard	11
Shareholder Nominees—Proxy Access	12
Annual Board and Committee Assessment and Evaluation	12
Board Leadership Structure	13
Risk Oversight	13
Board Committees	14
Meetings and Director Attendance	17
Communications with the Board	18
Code of Conduct	18
Sustainability Program	18
Environmental, Health and Safety Responsibility	19
Social Responsibility	20
Stock Ownership Guidelines	21
Policy on Speculative Trading Activities—Anti-Hedging and Pledging Policy	22
Compensation Committee Interlocks and Insider Participation	22
Director Compensation	22
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	25
AUDIT COMMITTEE REPORT	37
INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
EXECUTIVE OFFICER COMPENSATION	42
COMPENSATION COMMITTEE REPORT	42
COMPENSATION DISCUSSION AND ANALYSIS	42
2020 COMPENSATION TABLES	64
PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	75
PROPOSAL NO. 4 - APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 240,000,000 TO 360,000,000	77
BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES	78
TRANSACTIONS WITH RELATED PERSONS	80
NO INCORPORATION BY REFERENCE	81
ANNUAL REPORT	82
SHAREHOLDER NOMINATIONS AND PROPOSALS	82
OTHER MATTERS	83
APPENDIX A - NON-GAAP INFORMATION AND RECONCILIATION	A-1

CALLAWAY GOLF COMPANY

2180 Rutherford Road

Carlsbad, California 92008

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

Callaway Golf Company (the “Company”) has prepared these materials for its 2021 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Wednesday, May 19, 2021, solely by means of remote communication in a virtual-only format, commencing at 8:00 a.m. (Pacific Time). You are invited to attend and are requested to vote on the proposals described in this Proxy Statement. The Company is soliciting proxies for use at the Annual Meeting.

The proxy materials were first sent or made available to shareholders on or about April 2, 2021.

What is included in these proxy materials?

•	The Notice of 2021 Annual Meeting of Shareholders
•	This Proxy Statement
•	The Company’s 2020 Annual Report to Shareholders

If you requested printed versions by mail, you will also receive a proxy card or voting instruction form.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its shareholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to its shareholders who have not previously requested paper proxy materials with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Shareholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages its shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of proxy materials.

What items will be voted on at the Annual Meeting?

There are four items that shareholders may vote on at the Annual Meeting:

•	To elect to the Company’s Board of Directors (the “Board”) the twelve nominees named in this Proxy Statement;

•	To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
•	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the Board’s recommendation.

VOTING INFORMATION

Who may vote at the Annual Meeting?

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 23, 2021, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. The Company had no other class of capital stock outstanding as of the record date, and no other shares are entitled to notice of, or to vote at, the Annual Meeting. To access the virtual Annual Meeting, you may visit www.meetingcenter.io/210865261.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

If, on the record date, your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares and the Company’s proxy materials have been made available to you by the Company. As a shareholder of record, you may vote at the Annual Meeting if you attend online or vote by proxy.

If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and the Company’s proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.

If I am a shareholder of record of the Company’s shares, how do I vote?

If you are a shareholder of record, there are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials.
•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll free number found on the proxy card.
•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by completing, signing and dating the proxy card and returning it.
•

Virtual Annual Meeting. You may vote at the virtual Annual Meeting. If you were a shareholder of record as of the record date and have your control number, you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “I have a Control Number.” Enter your control number shown on the Notice of Internet Availability of Proxy Materials or proxy card and the password, which is ELY2021. If you cannot locate your Notice of Internet Availability of Proxy Materials or proxy card but would still like to attend the virtual Annual Meeting, you can contact Computershare at 1-800-522-6645.

Votes submitted by proxy via the Internet, by telephone or by mail must be received by 1:00 a.m., Pacific Time, on May 19, 2021. Votes may also be submitted during the virtual Annual Meeting.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

If you are a beneficial owner of shares registered in the name of your bank, broker, trustee or other nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. The availability of telephonic or Internet voting will depend on your bank’s, broker’s, trustee’s or other nominee’s voting process. Please check with your bank, broker, trustee or other nominee and follow the voting instructions they provide to vote your shares.

If you wish to attend the virtual Annual Meeting and participate in and vote your shares at the virtual Annual Meeting, you must register online in advance. To register online in advance, you must obtain a “legal proxy” from your bank, broker, trustee or other nominee that holds your shares. Once you have received a legal proxy from your bank, broker, trustee or other nominee, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. If you do request a legal proxy from your bank, broker, trustee or other nominee, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your bank, broker, trustee or other nominee to vote on your behalf, and, in that case, you would only be able to vote at the virtual Annual Meeting. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 14, 2021.

Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the virtual Annual Meeting by accessing the link www.meetingcenter.io/210865261 and selecting “I have a Control Number.” Enter the control number provided by Computershare and the password, which is ELY2021.

How are proxies voted?

All shares represented by valid proxies received on a timely basis prior to the taking of the vote at the virtual Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions. Similarly, if you transmit your voting instructions by telephone or via the Internet, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the virtual Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted at the virtual Annual Meeting in accordance with the Board’s recommendation.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange (“NYSE”) rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter. A bank, broker, trustee or other nominee may generally vote your shares on routine matters even without receiving instructions from you, and therefore no broker non-votes are expected with respect to this proposal.

The election of directors, approval, on an advisory basis, of the compensation of the Company’s named executive officers and approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to

360,000,000 are considered non-routine matters. Brokers and other nominees cannot vote your shares on these proposals without receiving instructions from you, and therefore broker non-votes may occur with respect to these proposals.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” each of the twelve nominees for election as director as set forth in this Proxy Statement;
•	“FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and
•	“FOR” the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000.

By returning your proxy via the Internet or by telephone or mail, unless you notify the Company’s Corporate Secretary in writing to the contrary, you are also authorizing the proxies to vote your shares in accordance with the Board’s recommendation on any other matter that may properly come before the Annual Meeting. The Company does not currently know of any such other matter.

What is the quorum requirement for the Annual Meeting?

As of the record date for the Annual Meeting, there were 184,671,923 shares of Common Stock issued and outstanding. Under Delaware law and the Seventh Amended and Restated Bylaws of the Company (the “Company’s Bylaws”), the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person (including by virtual attendance) or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How many votes does each share have?

Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) is required for the election of each of the twelve nominees for director.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Annual Meeting is required for (i) the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000.

How are abstentions and broker non-votes treated?

As noted above, abstentions and broker non-votes are counted for purposes of determining a quorum. For purposes of determining whether a proposal is approved (other than the election of directors), abstentions are counted in the tabulation of shares present in person or represented by proxy and have the same effect as voting against a proposal. For the election of directors, abstentions do not count as a vote cast and will have no effect on the outcome of the proposal.

With regard to the election of directors, the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the approval, on an advisory basis, of the compensation of the Company’s named executive officers, broker non-votes are not considered as votes cast (for the election of directors) or as shares having voting power present in person or represented by proxy (for such proposals other than the election of directors) and will not be counted toward the vote total and therefore will have no effect on the outcome of a proposal. With regard to the approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000, a broker non-vote will have the same effect as voting against the proposal.

Can I change my vote or revoke my proxy after I have voted?

Shareholders of Record. You may revoke your proxy and change your vote at any time before your shares are voted at the Annual Meeting by taking any of the following actions:

•	filing with the Company’s Corporate Secretary either a written notice of revocation or a duly executed proxy dated later than the proxy you wish to revoke;
•

voting again on a later date via the Internet or by telephone by no later than 1:00 a.m., Pacific Time, on May 19, 2021 (in which case only your latest Internet or telephone proxy submitted will be counted); or

•

attending the virtual Annual Meeting via the link www.meetingcenter.io/210865261 and voting at the virtual Annual Meeting (your attendance at the virtual Annual Meeting, in and of itself, will not revoke your proxy).

Any written notice of revocation or later dated proxy that is mailed must be received by the Company’s Corporate Secretary before the close of business on May 18, 2021, and should be addressed as follows: Callaway Golf Company, Attention: Corporate Secretary, 2180 Rutherford Road, Carlsbad, California 92008. Alternatively, you may vote at the virtual Annual Meeting.

Beneficial Owners of Shares Held in Street Name. You must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Why did I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card, or vote your proxy via the Internet or by telephone as instructed on each proxy card.

Who is soliciting these proxies and who is paying the solicitation costs?

The cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials and proxy materials and, if applicable, proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks, brokers and other third parties to solicit their customers who beneficially own Common Stock listed of record in the name of such bank, broker or other third party, and the Company will reimburse such banks, brokers and third parties for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by directors, officers and other employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies for a base fee of approximately $14,500, plus out-of-pocket expenses.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy?

With regard to the delivery of annual reports and proxy statements, under certain circumstances the SEC permits the Company to send a single set of such proxy materials or, where applicable, one Notice of Internet Availability of Proxy Materials, to any household at which two or more shareholders reside if they appear to be members of the same family (unless otherwise requested by one or more of such shareholders). Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs as well. This year, the Company will be mailing primarily Notices of Internet Availability of Proxy Materials and only a small number of printed copies of the annual report and Proxy Statement to parties who have requested paper copies.

A number of banks, brokers and other third parties have instituted householding and have previously sent a notice to that effect to certain of the Company’s beneficial shareholders whose shares are registered in the name of the bank, broker or other third party. As a result, unless the shareholders receiving such notice gave contrary instructions, only one annual report and one Proxy Statement or one Notice of Internet Availability of Proxy Materials will be mailed to an address at which two or more such shareholders reside.

In addition, (i) if any shareholder who previously consented to householding desires to promptly receive a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, for each shareholder at his or her same address, or (ii) if any shareholder shares an address with another shareholder and both shareholders at such address desire to receive only a single copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials, then such shareholder should, if such shareholder is a beneficial shareholder, contact his or her bank, broker or other third party in whose name the shares are registered or, if such shareholder is a shareholder of record, contact the Company as follows: Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and Proxy Statement or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of such material was delivered.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the meeting, the Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

What else is expected to take place at the Annual Meeting?

The main purpose of the Annual Meeting is to conduct the business described in this Proxy Statement. As such, the Company intends to conduct the required business and then have a short question and answer period. The Company does not intend to make a formal presentation to shareholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Guidelines

Corporate governance is the system by which corporations ensure that they are managed ethically and in the best interests of their shareholders. The Company is committed to maintaining high standards of corporate governance, and the Board has adopted Corporate Governance Guidelines to provide the Company’s shareholders and other interested parties with insight into the Company’s corporate governance practices. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance. They address, among other topics:

• Board size • Board leadership • Board oversight responsibility • Succession planning • Director, CEO and executive officer stock ownership guidelines	• Director independence • Director emeritus • Limits on directors serving on other boards • Election of directors • Director compensation	• Board membership criteria • Director orientation and continuing education • Board access to independent auditors and advisors • Annual Board assessment

Director Independence

The current size of the Board is thirteen members and, following the Annual Meeting, will be reduced to twelve directors. The Company’s Bylaws and Corporate Governance Guidelines provide that a substantial majority of the Company’s directors must be independent. A director is independent only if the director is not a Company employee and the Board has determined that the director has no direct or indirect material relationship to the Company. To be independent, a director must also satisfy any other independence requirements under applicable law or regulation and the listing standards of the NYSE. In evaluating a particular relationship, the Board considers the materiality of the relationship to the Company, to the director and, if applicable, to any organization with which the director is affiliated. To assist in its independence evaluation, the Board adopted categorical independence standards, which are listed in Appendix A to the Corporate Governance Guidelines. Compliance with these internal and NYSE independence standards is reviewed at least annually. The Board has determined that eleven of the thirteen current directors are independent. Oliver G. Brewer III, the Company’s President and Chief Executive Officer, and Erik J Anderson are the only current directors who are not independent. For a description of the relationship that led to the Board’s determination that Mr. Anderson is not independent, see the section below entitled, “—Compensation Committee Interlocks and Insider Participation.” Therefore, a substantial majority of the Board members is independent, and all director nominees other than Mr. Brewer and Mr.  Anderson are independent.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible, among other things, for developing and recommending to the Board criteria for Board membership and for identifying and recruiting potential Board candidates based on the identified criteria in the context of the Board as a whole and in light of the Board’s needs at a particular time. The Nominating and Corporate Governance Committee has worked with the Board to identify certain minimum criteria that every candidate must meet in order to be considered eligible to serve on the Board: a candidate must (i) exhibit very high personal and professional ethics, integrity and values; (ii) not have any conflicting interest that would materially impair his or her ability to discharge the fiduciary duties of a director; (iii) be committed to the best interests of the Company’s shareholders and be able to represent fairly and equally all shareholders without favoring or advancing any particular shareholder or other constituency; and (iv) be able to devote adequate time to Board activities. A potential candidate will not be considered for a directorship unless he or she satisfies these threshold criteria.

In addition to these minimum threshold criteria, the Board believes that, as a whole, the Board should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In this regard, the Board has determined that one or more of its members, among other things, should (i) be currently serving as an active executive of another corporation, (ii) have prior experience as a chief executive officer or an operating executive with significant responsibility for operating results, (iii) have public company executive experience, (iv) have public company board experience, (v) have corporate governance experience, (vi) have executive compensation experience, and (vii) have consumer products experience. The Board also believes that one or more of its members should have functional expertise in each of finance, accounting, legal matters, investment banking, human resources and compensation, technology, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, retail business, mergers and acquisitions, and environmental, social and governance (“ESG”) matters. Potential candidates are evaluated based upon the factors described above as well as their independence and relevant business and industry experience.

The annual evaluation and assessment of the Board and its committees that is performed under the direction of the Nominating and Corporate Governance Committee enables the Board to update its determination of the skills and experience it seeks on the Board as a whole and in individual directors as the Company’s needs evolve and change over time. See the section below entitled, “—Annual Board and Committee Evaluation and Assessment.” In identifying director candidates from time to time, the Board or Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board of directors.

The Company is committed to inclusiveness and to pursuing diversity of the members of its Board in terms of background, experience, education, skills and perspective. Although the Board does not have a formal policy regarding diversity, it believes that ethnic, gender and cultural diversity among its members can provide distinct value and is important. As such, when considering a potential new candidate, the Nominating and Corporate Governance Committee and the Board consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics, in an effort to increase the Board’s ethnic, gender or cultural diversity. The Board currently includes two female members and one member who self-identifies as a member of an underrepresented community.

The Board believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. In addition to the diversity of our directors’ skills and experience that the Nominating and Corporate Governance Committee considers, our nominees for director are also diverse in age, race and gender, which we believe allows our directors to better represent our customers, employees and other stakeholders.

Identification of Potential Director Candidates

The Nominating and Corporate Governance Committee uses a variety of methods for identifying director candidates, including professional search firms and recommendations from the Company’s officers, directors, shareholders or other persons. If a shareholder believes that he or she has identified an appropriate candidate who is willing to serve on the Board, the shareholder may submit a written recommendation to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary at 2180 Rutherford Road, Carlsbad, California 92008. Such recommendation must include detailed biographical information concerning the recommended candidate, including a statement regarding the candidate’s qualifications. The Nominating and Corporate Governance Committee may require such further information and obtain such further assurances concerning the recommended candidate as it deems reasonably necessary. The Nominating and Corporate Governance Committee will evaluate director candidates properly submitted by shareholders in the same manner as it evaluates all other director candidates. In addition to bringing potential qualified candidates to the attention of the Nominating and Corporate Governance Committee as discussed above, a nomination of a person for election to the Board at an annual meeting of shareholders may be made by shareholders who meet the qualifications set forth in the Company’s Bylaws, including the requirement to provide certain specified information with respect to such shareholder and its candidate for nomination, and who make such nominations in a timely manner in accordance with the procedures set forth in the Company’s Bylaws, including the procedures described under the section entitled “Shareholder Nominations and Proposals” in this Proxy Statement.

Nomination Process

The Nominating and Corporate Governance Committee believes that the continuing service of qualified incumbents promotes stability and continuity on the Board and contributes to its ability to function effectively. The continuing service of qualified incumbents also provides the Company with the benefit of the familiarity with and insight into the Company’s affairs that its directors have accumulated during their tenure. As a result, in considering candidates for nomination for each annual meeting of shareholders, the Nominating and Corporate Governance Committee first considers the Company’s incumbent directors who desire to continue their service. The Nominating and Corporate Governance Committee will generally recommend to the Board an incumbent director for re-election if the Nominating and Corporate Governance Committee has determined that (i) the incumbent director continues to satisfy the threshold criteria described above, (ii) the incumbent director has satisfactorily performed his or her duties as a director during the most recent term and (iii) there exists no reason why, in the Nominating and Corporate Governance Committee’s view, the incumbent director should not be re-elected. If a Board vacancy becomes available as a result of the death, resignation or removal of an incumbent director or as a result of action taken by the Board to increase its size, the Nominating and Corporate Governance Committee proceeds to identify candidates who meet the required criteria and attributes.

Service on Other Public Boards

Under the Company’s Corporate Governance Guidelines, a director may not serve on the board of directors of more than four other public corporations in addition to the Company’s Board. A director who also serves as the chief executive officer of a publicly traded company should not serve on more than three boards of publicly traded companies (including the company for which the director is CEO). In advance of accepting an invitation to serve on the board of another public corporation, directors should consult with the Board Chairman or the Chair of the Nominating and Corporate Governance Committee to confirm that service on such other board does not interfere with the director’s service on the Company’s Board or create an unacceptable conflict of interest. Further, no member of the Audit Committee may serve on the audit committee (or board committee performing similar functions) of more than two other public corporations without the prior approval of the Company’s Board. Regardless of a director’s outside activities, a director is always required to be able to devote sufficient time and attention to the Company’s business and to the performance of the director’s duties as a member of the Company’s Board.

Majority Voting Standard

The Company’s Bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR” or “AGAINST” as to each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of the holders of a majority of the votes cast present in person or represented by proxy and entitled to vote, assuming a quorum is present at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” a nominee for director exceeds the number of votes “AGAINST” as to that nominee for director.

In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.

Under the Company’s Corporate Governance Guidelines, all nominees for director are required to tender, prior to the mailing of the proxy statement for the meeting at which they are to be re-elected as directors, irrevocable resignations that will be effective upon the occurrence of both (i) the failure to receive the required vote for re-election at any meeting at which they are nominated for re-election and (ii) the Board’s acceptance of such resignation. In the event that, in an uncontested election of directors, any nominee fails to receive the required vote for election or re-election, the Nominating and Corporate Governance Committee or, under certain circumstances, a committee of independent directors, will consider all factors it considers relevant, including, among other things, the reasons for any “against” votes, and will recommend to the Board whether or not to accept the nominee’s previously tendered resignation offer. The Board will consider such recommendation and will determine within 90 days from the date of the certification of the election results whether to accept the resignation. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal. The Board is required to publicly disclose such determination. The director nominee who failed to receive the required vote for election or re-election does not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision.

Shareholder Nominees—Proxy Access

The Company’s shareholders possess the right to nominate candidates to the Board through proxy access provisions of the Company’s Bylaws. The Company’s Bylaws permit any shareholder (or group of up to 20 shareholders) owning three percent or more of the Company’s outstanding Common Stock continuously for at least the previous three years to nominate a candidate for election to the Board and to include in the Company’s proxy materials for its annual meeting of shareholders. The maximum number of shareholder-nominated candidates is equal to the greater of (i) two or (ii) twenty percent of the number of directors then serving on the Board (rounding down to the closest whole number). Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the Company’s Bylaws. The foregoing is a summary of Section 2.7 of the Company’s Bylaws and is qualified in its entirety by the text of that section. For additional information, see “Shareholder Nominations and Proposals—Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.”

Annual Board and Committee Assessment and Evaluation

Pursuant to the Company’s Corporate Governance Guidelines, the Board and each of its committees conduct, under the direction of the Nominating and Corporate Governance Committee, an annual assessment of their functionality and effectiveness, including an assessment of the skills and experience that are currently represented on the Board and that the Board will find valuable in the future given the Company’s current situation and strategic plans. As part of this process, the Nominating and Corporate Governance Committee invites input from each director on the performance of each of the other directors. The Nominating and Corporate Governance Committee considers individual director performance at least annually when deciding whether to nominate an incumbent director for re-election.

Board Leadership Structure

The Board believes that strong, independent board leadership is a critical aspect of effective corporate governance. The Board Chairman is selected by the Board as it deems to be in the best interests of the Company from time to time, and may be either a management or a non-management director. The Company’s Corporate Governance Guidelines provide that if the Board Chairman is not an independent director (e.g., when the Board Chairman is also the Chief Executive Officer), then the Board will appoint a lead independent director. The independent chairman or the lead independent director, as the case may be, works with the Company’s Chief Executive Officer and the Company’s Corporate Secretary to set the Board’s work program and meeting agendas, presides over Board meetings and the executive sessions (without management) of the independent directors, coordinates the activities of the independent directors, and serves as a liaison between the Company’s Chief Executive Officer and the independent directors.

The Company currently separates the positions of Board Chairman and Chief Executive Officer in recognition of the differences between the two roles. The Board Chairman is currently John F. Lundgren, and Mr. Brewer is the Company’s Chief Executive Officer. Separating these positions and having the Board Chairman lead the Board in its oversight responsibilities enables the Company’s Chief Executive Officer to focus on day-to-day business and his other responsibilities. Erik J Anderson also serves as the Vice Chairman of the Board. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Lundgren, Mr. Anderson and Mr. Brewer. Accordingly, because Mr. Lundgren, who is an independent director, is serving as Board Chairman, the Board therefore does not currently have a director with the title of lead independent director. A copy of the charter for the Board Chairman position is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Board Memberships.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management and works with the Audit Committee and management in executing its oversight responsibility for risk management. The Board generally oversees risks related to the Company’s strategic and operational objectives and is responsible for overseeing the amounts and types of risks taken by management in executing those objectives. In addition, the Board has delegated to the Audit Committee the responsibility for oversight of certain of the Company’s risk oversight and compliance matters, including oversight of (i) material legal proceedings and material contingent liabilities, (ii) the Company’s policies regarding risk assessment and management, (iii) the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct and (iv) the establishment of procedures for (a) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities law matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls, auditing matters and federal securities law matters. The Board has delegated to the Nominating and Corporate Governance Committee the responsibility for overseeing any related party transactions.

On a day-to-day basis, it is management’s responsibility to manage risk and bring to the attention of the Board any significant risks facing the Company and the controls in place to manage those risks. As part of this responsibility, management conducts a periodic enterprise risk management assessment, which is led by the Company’s corporate audit department. All members of management responsible for key business functions and operations participate in this assessment. The assessment includes an identification, and evaluation of the likelihood and potential impact, of the top risks facing the Company and the controls in place to mitigate such risks as well as possible opportunities to reduce such risks. This report is shared with the Audit Committee and the full Board.

The Board also considers information technology and cybersecurity an important risk, and the Audit Committee receives regular updates from the Company’s management on at least a semiannual basis on IT and cybersecurity strategy and risks specific to the Company. The Company prioritizes the protection of data in its care and is committed to the ongoing enhancement of its cybersecurity and privacy capabilities. The Company conducts annual Sarbanes Oxley 404 audits, maintains its compliance with the Payment Card Industry Data Security Standard (“PCI-DSS”), and engages an industry-leading third party audit firm to perform regular National Institute of Standards and Technology Cybersecurity Framework (“NIST CSF”) cybersecurity assessments for all of the Company’s global brands and subsidiaries, benchmarked against peers in the manufacturing and retail industries. The Company’s cybersecurity team, which includes the VP of Global IT and the Director of Global Information Security, works closely with the Company’s auditors to prioritize and remediate findings from the NIST CSF assessments, and has consistently improved the Company’s NIST CSF cybersecurity score year-over-year since 2014.

See “Executive Officer Compensation—Governance and Other Considerations—Risk Assessment of Compensation Programs” below for information regarding the Company’s risk assessment of its compensation programs.

Board Committees

The Board currently has three standing committees:

•	the Audit Committee;

•	the Compensation and Management Succession Committee (sometimes referred to as the “Compensation Committee” in this Proxy Statement); and

•	the Nominating and Corporate Governance Committee.

The Board has adopted written charters for each of the three standing committees that satisfy the applicable standards of the SEC and the NYSE, copies of which are available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Board Committees. Upon request, the Company will provide to any person without charge a copy of such charters. Any such request may be made by contacting the Company’s Investor Relations Department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

The Board has determined that the chair of each committee and all committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Erik J Anderson(1)	—	—	—	—

Samuel H. Armacost	✓	Member	Member	—

Scott H. Baxter	✓	—	Member	—

Oliver G. Brewer III	—	—	—	—

John C. Cushman, III(2)	✓	—	Member	Member

Thomas G. Dundon(1)	✓	—	—	—

Laura J. Flanagan	✓	—	Member	—

Russell L. Fleischer	✓	Chair	—	—

John F. Lundgren	✓	Member	Member	Member

Scott M. Marimow(1)	✓	—	—	—

Adebayo O. Ogunlesi	✓	Member	—	Chair

Linda B. Segre	✓	—	Chair	Member

Anthony S. Thornley	✓	Member	—	Member

(1) Mr. Anderson, Mr. Dundon and Mr. Marimow each joined the Board in March 2021 and have not yet been appointed as a member of any of the committees.

(2) Following the Annual Meeting, Mr. Cushman will no longer serve as a member of any of the committees as he is not standing for re-election to the Board. Mr. Cushman will, however, remain involved with the Company following the Annual Meeting as a Director Emeritus.

Audit Committee. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s role includes representing and assisting the Board in discharging its oversight responsibility relating to: (a) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (b) the Company’s outside auditors, including their qualifications, performance and independence; (c) the performance of the Company’s internal audit function; and (d) the Company’s compliance with legal and regulatory requirements. The Audit Committee:

•	is responsible for all matters relating to the Company’s outside auditors, including their appointment, compensation, evaluation, retention, oversight and termination;

•	approves in advance all services to be performed by the outside auditors, including pre-approval of any permissible non-audit service to be provided by the outside auditors;

•

obtains and reviews, at least annually, a report by the outside auditors describing (a) the outside auditors’ internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;

•	reviews and considers, at least annually, the independence of the outside auditors;

•	annually reviews and discusses the performance and effectiveness of the internal audit function;

•

reviews and discusses the adequacy and effectiveness of the Company’s internal controls, including any material weaknesses or significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditors or management;

•	reviews and discusses the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon;

•	reviews and discusses the Company’s policies with respect to risk assessment and risk management; and

•	oversees the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s Code of Conduct, including review of conflict of interest issues.

Audit Committee Financial Sophistication and Expertise. The Board has determined that each Audit Committee member is financially literate and has the accounting or related financial management expertise within the meaning of NYSE listing standards. The Board has also determined that at least one Audit Committee member qualifies as an Audit Committee Financial Expert as defined by Item 407(d)(5) of Regulation S-K. The Board has designated Mr. Fleischer as the Audit Committee Financial Expert. The Board also believes that the collective experiences of the other Audit Committee members make them well qualified to serve on the Audit Committee. Shareholders should understand that Mr. Fleischer’s designation as an Audit Committee Financial Expert is an SEC disclosure requirement, and it does not impose on Mr. Fleischer any duties, obligations or liabilities that are greater than those which are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee Financial Expert pursuant to this requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

In addition, the Audit Committee annually evaluates the performance of the Audit Committee and assesses the adequacy of its written charter. Additional information regarding the Audit Committee’s responsibilities can be found under the sections entitled “—Risk Oversight,” above and “Audit Committee Report” and “Information Concerning Independent Registered Public Accounting Firm,” below.

Compensation and Management Succession Committee. The Compensation Committee:

•

oversees the Company’s overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives given the Company’s strategic and operational objectives;

•

administers and makes recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans, including granting awards under any such plans, and approves, amends or modifies the terms of compensation and benefit plans as appropriate;

•

reviews and approves corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluates his or her performance in light of those goals and objectives, and, together with the other independent members of the Board, determines and approves the Chief Executive Officer’s compensation level based on this evaluation;

•	evaluates the performance of the Company’s other executive officers and sets their compensation after considering the recommendation of the Company’s Chief Executive Officer;

•	reviews and approves employment agreements and severance arrangements for the Company’s executive officers, including change-in-control provisions, plans or agreements;

•	is responsible for assisting the Board with Chief Executive Officer and other management succession issues and planning;

•	reviews, as appropriate, compensation and benefits plans affecting employees in addition to those applicable to the Company’s executive officers;

•	reviews the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and reviews the results of this assessment;

•

at least annually assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual report and proxy statement; and

•	oversees or participates in the Company’s engagement efforts with shareholders on the subject of executive compensation.

In addition, the Compensation Committee annually evaluates the performance of the Compensation Committee and assesses the adequacy of its written charter. Additional information regarding the Compensation Committee’s responsibilities can be found under the section entitled “Executive Officer Compensation,” below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•	identifies and recommends to the Board individuals who are qualified to serve on the Board and who should stand for election at each annual meeting of shareholders;

•	develops and recommends to the Board standards to be used in assessing director independence;

•	oversees the Company’s corporate governance matters and policies, including the Company’s Corporate Governance Guidelines;

•	oversees the annual evaluation and assessment of the Board and its committees;

•	reviews the leadership structure of the Board and recommends changes to the Board as appropriate;

•	makes recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	recommends candidates to the Board for appointment to its committees; and

•	reviews related person transactions and adopts policies and procedures for the review, approval and ratification of related person transactions.

In addition, the Nominating and Corporate Governance Committee annually evaluates the performance of the Nominating and Corporate Governance Committee and assesses the adequacy of its written charter. Additional information regarding the Nominating and Corporate Governance Committee’s responsibilities can be found under the sections entitled “—Director Qualifications,” “—Identification of Potential Director Candidates,” “—Nomination Process” and “—Annual Board and Committee Assessment and Evaluation,” above.

Meetings and Director Attendance

During 2020, as a result of the Company’s financing and strategic transaction efforts, as well as matters relating to the COVID-19 pandemic, the Board met 14 times, and the independent directors met in executive session at six of those meetings and determined that there was no need to meet in executive session at the other meetings; the Audit Committee met eight times; the Compensation Committee met six times; and the Nominating and Corporate Governance Committee met four times.

In addition to meetings, the members of the Board and its committees sometimes take action by written consent in lieu of a meeting, which is permitted under Delaware corporate law, or discuss Company business without calling a formal meeting.

During 2020, all of the Company’s directors attended in excess of 75% of the meetings of the Board and of its committees on which they served. All of the directors standing for re-election are expected to attend the annual meetings of shareholders, and all such directors who were serving on the Board at such time attended the 2020 virtual annual meeting of shareholders.

Communications with the Board

Shareholders and other interested parties may contact the Board Chairman or the non-management directors as a group by e-mail at: non-managementdirectors@callawaygolf.com, or by mail to: Board of Directors, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. The Company’s Corporate Secretary’s office reviews all incoming communications and filters out solicitations and junk mail. All legitimate non-solicitation and non-junk mail communications are distributed to the non-management directors or handled as appropriate as directed by the Board Chairman.

Code of Conduct

The Board has adopted a Code of Conduct that applies to all of the Company’s employees, including its senior financial and executive officers, as well as the Company’s directors. The Code of Conduct covers the basic standards of conduct applicable to all directors, officers and employees of the Company, as well as the Company’s Conflicts of Interest and Ethics Policy and other specific compliance standards and related matters. The Company will promptly disclose any waivers of certain provisions of our Code of Conduct, or amendments to such provisions, that apply to the Company’s directors and senior financial and executive officers on its website at www.callawaygolf.com.

The Code of Conduct is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Governance Overview—Code of Conduct. Upon request, the Company will provide to any person without charge a copy of the Code of Conduct. Any such request may be made by contacting the Company’s Investor Relations department by telephone at (760) 931-1771 or by mail at Callaway Golf Company, Attention: Investor Relations, 2180 Rutherford Road, Carlsbad, California 92008.

Sustainability Program

In 2019, the Company, at the direction of its Chief Executive Officer and Board of Directors, launched the Sustainability Program with the goal of enhancing and improving the Company’s overall performance with respect to environmental and social sustainability. Core team members known as Sustainability Champions were selected throughout the organization at the executive and management levels to drive global enterprise-wide initiatives and promote employee-driven projects at the local levels. These initiatives are benchmarked against the sustainability frameworks published by the Global Reporting Initiative (“GRI”) and the Sustainability Accounting Standards Board (“SASB”) with respect to sustainability issues that are likely to affect the financial conditions or operating performances of companies in the consumer goods and apparel sectors.

The Sustainability Program created a more formalized platform within the Company to continue building on the Company’s existing and ongoing efforts to preserve and protect the environment and conduct business in a socially-responsible manner. This centralized platform also allows for enhanced collaboration across the Company’s brands, which has a synergistic effect as the organization adopts a more holistic approach in standardizing and updating its sustainability policies and practices on a global scale.

In connection with the launch of the Sustainability Program, the Company established the Executive Sustainability Committee comprised of its Chief Executive Officer, Chief Financial Officer and other executive officers. The progress made through the Sustainability Program is reported quarterly to the Executive Sustainability Committee and annually to the Board of Directors. This promotes transparency regarding key environmental and social initiatives undertaken by the Company as well as related risks and opportunities for improvement.

Environmental, Health and Safety Responsibility

The Company is committed to conducting its business in a sustainable manner and maintains policies and procedures that establish the foundation of its environmental responsibility program. The Company is committed to empowering employees and suppliers at all levels to promote safe and environmentally responsible practices. In this regard, the Company focuses on initiatives such as reduction of hazardous waste, reduction in water usage, implementation of energy efficiency projects in collaboration with local utilities/landlords and sustainable design strategies that involve the elimination or reduction of undesirable chemicals and solvents in favor of safer and environmentally preferred alternatives. These efforts are visible in the following areas among others:

Carbon/Climate and Energy

i.	In 2020, approximately 33% of the energy used at the Company’s corporate headquarters came from renewable sources, representing an increase from 27% in 2019.

ii.	In 2020, the Company completed installation of a battery storage system at its corporate headquarters, allowing increased usage of renewable energy during peak times of the day.

iii.

The Company’s North America truck-based logistics increased over the years from 50% SmartWay-certified carriers in 2016 to 87% in 2019 (U.S. Environmental Protection Agency’s SmartWay Certification promotes environmentally-efficient transportation, improving efficiency and reducing the Company’s carbon footprint).

iv.	Jack Wolfskin’s Idstein headquarters, Jack Wolfskin Hamburg distribution center and Jack Wolfskin retail stores in Germany, Austria and Switzerland all use 100% green electricity.

v.

The Company installed high efficiency LED light bulbs in its Carlsbad headquarters, TravisMathew’s Huntington Beach headquarters and distribution center facilities located in Korea, which reduce energy consumption and increase bulb lifecycle.

Water

i.

Water withdrawal and scarcity risks are both factors the Company considers in the procurement of ethically sourced textiles, such as bluesign® approved fabrics and accessories, where less water is used during the manufacturing process and utilizing eco-friendly substances and processes.

ii.	Jack Wolfskin requested that tier 2 suppliers perform wastewater testing according to Zero Discharge of Hazardous Chemicals (“ZDHC”) guidelines.

iii.

Since the Spring/Summer 2020 collection, Jack Wolfskin suppliers have saved approximately 760,000 liters of water and 23.8 tons of chemicals during production by using dyeing technologies that use less water and chemicals.

iv.	At the Company’s golf ball manufacturing facility in Chicopee, 95% of the water used in one of the key manufacturing processes is recycled by filtering and reusing it.

Waste and Recycling

i.	Reduced amount of single-use plastics used in the Company’s U.K. and Japan Pre-Owned Golf Club packaging by 53,000 pieces per year.

ii.

In 2020, the diversion rate (percentage of total waste diverted from disposal through reuse/recycling/composting programs) for waste generated at the Company’s corporate headquarters, North America distribution center and North America club assembly facility was 56%.

iii.	Jack Wolfskin implemented 100% recycled anti-mold polybags and biodegradable desiccants, allowing planned discontinuation of silica gel desiccants.

iv.

Launched the “I Love a Green Callaway” program to make the Company’s corporate headquarters and Australia subdivision more green (i.e., using less plastic and Styrofoam, providing reusable dishware options, improving labeling and placement for recycling bins, defaulting printers to duplex printing, etc.).

In furtherance of these initiatives, the Company has adopted an Environmental, Health and Safety Policy, which is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Environmental, Health and Safety Responsibility.

Social Responsibility

The Company seeks to focus on social issues important to its employees, shareholders and customers, which include raising awareness with employees and within the Company’s supply chain about how the Company and its employees can make the right decisions on issues like product safety and work environments affecting those who help the Company make its products. In addition, the Company focuses on initiatives such as supporting diversity and inclusion efforts, implementing COVID-19 policies and procedures, and maintaining product safety and quality. These efforts are visible in the following areas among others:

Human Rights

i.	Implemented a supplier product compliance scorecard designed to reduce risk and drive improvement of best practices with suppliers and to be used as a criterion for supplier selection.

ii.	Since 2019, over half of the management level position new hires and promotions within the United States across the Company and its subsidiaries have been either women or diverse candidates.

iii.	Participated in job fairs and career days in conjunction with and in support of PGA Works, which is a strategic initiative designed to diversify the golf industry’s workforce.

iv.	Sponsored Howard University’s Golf Team through the Company’s partnership with Stephen Curry as part of efforts to increase diversity and inclusion in (and awareness of) golf.

v.

TravisMathew donated over $500,000 to the Oscar de la Hoya Foundation, which aims to create more opportunities for people coming from underprivileged communities in the greater Los Angeles area, such as supporting various after-school programs and local medical centers.

Labor, Health & Safety

i.

Qualified a new golf ball manufacturing process for injection molding, providing a safer environment for workers as an alternative to the existing process, which requires more handling of a hazardous chemical and therefore greater risk for exposure.

ii.

Established a global COVID-19 core team (including senior leadership) to strategize about impacts to employees and customers, develop and implement comprehensive COVID-19 policies, procedures, and reopening plans in support of federal, state, and local guidelines, and train employees on site-specific protocols.

Product Safety, Quality & Brand

i.	Maintained product safety and quality standards by means of the Jack Wolfskin Green Book, TravisMathew Quality Manual, and AAFA Restricted Substances List.

ii.	Experienced no product recalls due to safety or environmental compliance across all brands in 2020.

In addition to the above, the Company participates in environmental, social and product compliance working groups through the American Apparel and Footwear Association (“AAFA”) and is a signatory to the Responsible Recruiting Commitment and Cambodia (Worker’s Rights) Brand Letter. Also, Jack Wolfskin’s engagement in the Fair Wear Foundation promotes social responsibility and transparency in the supply chain. These groups and engagements help the Company stay up-to-date with industry news, trends, issues and best practices.

In furtherance of these initiatives, the Company has adopted an Enterprise Human Rights Policy, which is available on the Company’s website at www.callawaygolf.com under Investor Relations—Corporate Governance—Social Responsibility.

Stock Ownership Guidelines

In order to promote ownership of the Common Stock by the Company’s non-management directors and executive officers and thereby more closely align their interests with the interests of the Company’s shareholders, the Board has adopted stock ownership guidelines requiring the Company’s non-employee directors and executive officers to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Retainer

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. All shares for which a director or an executive officer is deemed to be the beneficial owner under Section 16 of the Exchange Act, including shares held in a trust for the benefit of the individual or a member of his or her family, count toward this ownership requirement. Additionally, for those directors who are employed by or otherwise affiliated with a shareholder of the Company, shares owned by such affiliated entity count towards this ownership requirement in the discretion of the Compensation Committee. Restricted stock and service-based restricted stock unit awards held by the director or executive count toward the holding requirements. Performance-based restricted stock units do not count toward this ownership requirement unless and until the performance criteria are satisfied. Stock options, stock appreciation rights, and phantom stock units do not count toward this ownership requirement unless and until any underlying shares are issued. Unless a non-employee director or executive officer is in compliance with these guidelines, he or she is required to retain and hold 50% of any “net shares” of Common Stock issued in connection with any equity-based awards granted under the Company’s compensation plans after such non-employee director or executive officer first becomes subject to these guidelines. “Net shares” are those shares that remain after shares are sold or withheld (i) to pay the exercise price and withholding taxes in the case of stock options or (ii) to pay withholding taxes in the case of other awards. Compliance with these guidelines is assessed on an annual basis by the Compensation Committee. At the time compliance was assessed in 2020, all directors and executive officers attained the minimum ownership levels or were otherwise in compliance with the Company’s stock ownership guidelines.

Policy on Speculative Trading Activities—Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

Compensation Committee Interlocks and Insider Participation

In 2020, the Company’s executive officer compensation matters were handled by the Compensation Committee. The Company’s Compensation Committee is currently comprised of the following directors: Mses. Flanagan and Segre (Chair) and Messrs. Armacost, Baxter, Cushman, and Lundgren. During 2020 and prior to May 12, 2020, Ronald S. Beard served as a member of the Compensation Committee until his retirement at the 2020 annual meeting of shareholders. During the times of their committee service during 2020, all of such members (current and former) were determined to be independent and there were no compensation committee interlocks.

Mr. Brewer, the Company’s Chief Executive Officer and member of the Board, served as a member of the compensation committee of Topgolf during 2020 and until the Company’s merger with Topgolf in March 2021. During that time, Mr. Anderson, a director of the Company, served as the Executive Chairman of Topgolf until the closing of the merger in March 2021.

Director Compensation

Directors who are not also Company employees are compensated for their service on the Board and its committees with a mix of cash and equity-based compensation. Directors are also reimbursed for their travel expenses incurred in connection with their duties, and receive other benefits such as the right to use, and the right to purchase at a discount, the Company’s products. As discussed above, the Compensation Committee periodically reviews the compensation and benefits the directors receive from the Company for service on the Board and on Board committees and recommends changes to the Board.

Mr. Brewer, as the Company’s President and Chief Executive Officer, does not receive any additional cash or equity-based compensation for serving on the Board.

In determining the reasonableness of the Company’s director compensation, the Compensation Committee periodically consults with, and reviews market data provided by, our independent compensation consultant. The primary source of the market data is from the same group of companies that are used for executive compensation purposes (the “Compensation Comparison Group”). We do not target a specific level of director compensation relative to the market reference information, but rather use such information, along with information on broader trends and practices, to help guide our decisions related to our director compensation program. In 2020, our independent compensation consultant reviewed our director compensation program relative to broad trends as well as practices of the Compensation Comparison Group and advised that the director compensation be increased in 2021 to bring director compensation in line with market practices. The increases in the annual cash retainer and annual equity grant align individual director pay with peer levels.

Cash Compensation. Typically, non-employee directors are paid an annual base cash compensation of $75,000. Non-employee directors who serve as chairs of Board committees are paid an additional annual retainer fee. The Chair of the Audit Committee is paid $15,000; the Chair of the Compensation Committee is paid $12,500; the Chair of the Nominating and Corporate Governance

Committee is paid $10,000; and the Board Chairman is paid an additional annual $40,000 cash retainer. In 2020, due to the COVID-19 pandemic, the members of the Board elected to forego their cash retainer for three out of the four quarters in 2020, resulting in the reduced cash retainers for 2020 set forth in the chart below. As a result of a review of our Board compensation by our independent compensation consultant as described above, effective May 19, 2021, the Board approved an increase to the annual retainer from $75,000 to $100,000 and an increase in the additional annual cash retainer paid to the Board Chairman from $40,000 to $50,000.

Equity-Based Compensation. Upon the initial election or appointment of a new director and for each year of continuing service on the Board, a non-employee director is granted restricted stock units generally (but may be granted stock options, restricted stock, restricted stock units, or a combination thereof, as permitted under the Company’s 2013 Non-Employee Directors Stock Incentive Plan) with an aggregate grant date fair value of approximately $100,000 (which may be prorated as determined by the Board) as the long-term incentive portion of director compensation. Such equity-based awards are made as of the date of appointment or re-election in the form and amount as determined by the Board on the recommendation of the Compensation Committee. The value and the number of equity awards granted to the directors in 2020 are reported in the table below. As a result of a review of our Board compensation by our independent compensation consultant as described above, effective for the annual awards to be made commencing in 2021, the Board approved an increase to the annual equity award from $100,000 to $125,000.

In connection with their commencement of service on the Board in connection with the closing of our merger with Topgolf International, Inc. (“Topgolf”) on March 8, 2021, each of Messrs. Anderson, Dundon and Marimow received a prorated award of 573 restricted stock units, which represented a grant value of $16,667 converted into a number of restricted stock units based on the 20-day trailing average price of our common stock preceding the date of approval of such awards by the Board. These awards will vest on the first anniversary of the grant date, subject to continued service through such date.

Other Benefits. The Company has a policy that the non-employee directors should promote the Company’s products by using the Company’s current products whenever they play golf. To assist them in complying with this policy, non-employee directors are entitled to receive a limited amount of the Company’s golf club and golf ball products, free of charge, for their own personal use and the use of immediate family members residing in their households. Non-employee directors also receive a limited amount of other products (e.g., apparel and other accessories) free of charge and the right to purchase a limited amount of additional golf clubs, balls and accessories at a discount. The aggregate value of this personal benefit did not exceed $10,000 for any director in 2020 and is therefore not required to be reported in the table below.

Director Compensation in Fiscal Year 2020

The following table summarizes the compensation of the Company’s non-employee directors for fiscal year 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel H. Armacost	$18,750	$101,073	$—	$—	$—	$—	$119,823
Scott H. Baxter	$18,750	$101,073	$—	$—	$—	$—	$119,823
Ronald S. Beard(3)	$9	$—	$—	$—	$—	$—	$9
John C. Cushman, III	$18,750	$101,073	$—	$—	$—	$—	$119,823
Laura J. Flanagan	$18,750	$101,073	$—	$—	$—	$—	$119,823
Russell L. Fleischer	$22,500	$101,073	$—	$—	$—	$—	$123,573
John F. Lundgren	$28,750	$101,073	$—	$—	$—	$—	$129,823
Adebayo O. Ogunlesi	$21,250	$101,073	$—	$—	$—	$—	$122,323
Linda B. Segre	$21,875	$101,073	$—	$—	$—	$—	$122,948
Anthony S. Thornley	$18,750	$101,073	$—	$—	$—	$—	$119,823

(1) Mr. Lundgren was paid an additional $10,000 for service as Board Chairman. Mr. Fleischer was paid an additional $3,750 for service as Audit Committee Chair. Ms. Segre was paid an additional $3,125 for service as Compensation Committee Chair. Mr. Ogunlesi was paid an additional $2,500 for service as Nominating and Corporate Governance Committee Chair. In 2020, due to the COVID-19 pandemic, the members of the Board elected to forego their cash retainer for three out of the four quarters in 2020, resulting in the reduced cash retainers for 2020 set forth in the chart above.

(2) Represents the aggregate grant date fair value of restricted stock units (“RSUs”) calculated for financial reporting purposes for the year utilizing the provisions of Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 15, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the Company’s Form 10-K for the year ended December 31, 2020 for information concerning the ASC 718 values, which are based on the fair value of the Common Stock on the date of grant. In 2020, each non-employee director who was re-elected to the Board was granted 8,224 RSUs with a grant date fair value of $101,073 as continuing service awards, which, subject to continued service, generally vest on the one-year anniversary of the grant date. As of December 31, 2020, each non-employee director listed in the table above held 8,229 RSUs, including accrued share dividend equivalents, other than Mr. Beard, who did not hold any outstanding equity awards.

(3) Mr. Beard did not stand for reelection at the 2020 annual meeting and ceased serving on the Board on such date.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The terms of all of the Company’s directors expire at the Annual Meeting. The current size of the Company’s Board is thirteen members. PEP TG Investments LP (“Providence”), DDFS Partnership LP and Dundon 2009 Gift Trust (together, “Dundon”) and TGP Investors, LLC, TGP Investors II, LLC and TGP Advisors, LLC (together, “WestRiver”), each of which became 5% or greater shareholders of the Company in connection with the Company’s merger with Topgolf, are parties to a Stockholders Agreement with the Company, dated as of October 27, 2020 (the “Stockholders Agreement”), pursuant to which each of Providence, Dundon and WestRiver have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021. Accordingly, upon the completion of the Company’s merger with Topgolf on March 8, 2021, each of Scott M. Marimow, Thomas G. Dundon and Erik J Anderson (collectively, the “Topgolf Directors”) was appointed to the Board by Providence, Dundon and WestRiver, respectively, pursuant to the terms of the Stockholders Agreement. In connection with his appointment to the Board, Mr. Anderson was also appointed as Vice Chairman of the Board. On February 24, 2021, Mr. John C. Cushman, III notified the Company that he plans to retire from the Board at the end of his current term as director and will not stand for re-election to the Board at the Annual Meeting. Mr. Cushman has served as a director since 2003, and will remain involved with the Company following the Annual Meeting as a Director Emeritus. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that, in connection with Mr. Cushman’s retirement and decision to not stand for re-election to the Board, it is in the best interests of the Company and its shareholders to decrease the number of directors constituting the whole Board from thirteen to twelve effective as of the date of the Annual Meeting. Also, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the twelve current directors identified in the table below to stand for election at the Annual Meeting to serve until the 2022 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominees currently serves as a director of the Company. Following the Annual Meeting, the size of the Board will be twelve directors.

Director Nominee	Positions with the Company
Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer
John F. Lundgren	Chairman of the Board
Erik J Anderson	Vice Chairman of the Board
Samuel H. Armacost	Director
Scott H. Baxter	Director
Thomas G. Dundon	Director
Laura J. Flanagan	Director
Russell L. Fleischer	Director
Scott M. Marimow	Director
Adebayo O. Ogunlesi	Director
Linda B. Segre	Director
Anthony S. Thornley	Director

Each director nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Oliver G. (Chip) Brewer III	Director and President and Chief Executive Officer

Age: 57 Director Since: 2012 Board Committees: None

Since 2012, Mr. Brewer has served as the Company’s President and Chief Executive Officer and as a member of the Board. He had also, since 2012, served as a Director of Topgolf until the completion of the Company’s merger with Topgolf on March 8, 2021. From January 2002 to February 2012, Mr. Brewer served as the President and Chief Executive Officer and as a member of the board of Adams Golf, Inc. He was President and Chief Operating Officer of Adams Golf from August 2000 to January 2002 and served as its Senior Vice President of Sales and Marketing from September 1998 to August 2000. Mr. Brewer is a graduate of William and Mary College and received his MBA from Harvard Business School in 1991.

Specific Qualifications, Attributes, Skills & Experience

Mr. Brewer is highly qualified, and was renominated, to serve on the Board, among other reasons, because the Board believes it is important to have the Company’s Chief Executive Officer serve on the Board as he is the one closest to the Company’s day-to-day operations. In addition, Mr. Brewer has extensive experience in the golf industry, public golf company board and executive officer experience, and has functional expertise in finance, human resources, manufacturing, international business, research and development, strategic planning, consumer sales and marketing, selling to retailers, mergers and acquisitions, environmental, social and governance matters.

John F. Lundgren	Chairman of the Board

Age: 69 Director Since: 2009 Board Committees: Audit, Compensation and Nominating and Corporate Governance

Mr. Lundgren is the Chairman of the Board of Directors at the Company. Mr. Lundgren served as Chairman and Chief Executive Officer of Stanley Black & Decker, Inc., from 2004 through July 2016, after which time he served as Special Advisor to the company through April 2017. Stanley Black & Decker, Inc. is the successor entity following the merger of The Stanley Works and Black and Decker in March 2010. Prior to the merger, Mr. Lundgren served as Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. Prior to joining The Stanley Works in 2004, Mr. Lundgren served as President—European Consumer Products, of Georgia Pacific Corporation and also held various positions in finance, manufacturing, corporate development and strategic planning with Georgia Pacific and its predecessor companies, namely James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000. Mr. Lundgren began his business career in brand management at the Gillette Corporation. Mr. Lundgren is currently the lead independent director of VISA Inc. Mr. Lundgren also served as a member of the board of directors of Staples, Inc. prior to its sale to a private equity fund in September 2017. Mr. Lundgren is a graduate of Dartmouth College and received his MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Lundgren is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior experience with the Company as a Board member as well as his recent experience as a chief executive officer of a public company, his prior operating experience, and his experience with corporate governance and executive compensation matters. Mr. Lundgren also has functional expertise in finance, human resources/compensation, manufacturing, international business, strategic planning, consumer sales and marketing, retail sell-through, mergers and acquisitions and environmental, social and governance matters.

Erik J Anderson	Vice Chairman of the Board

Age: 62 Director Since: 2021 Board Committees: None

Mr. Anderson is the Vice Chairman of the Board of Directors at the Company. From 2008 until the completion of the Company’s merger with Topgolf in March 2021, Mr. Anderson served as a director of Topgolf, including as chairman from October 2015 to January 2018. Mr. Anderson also served as Chief Executive Officer of Topgolf from October 2015 until January 2018, and as Topgolf’s Executive Chairman from January 2018 until the completion of the Company’s merger with Topgolf. While at Topgolf, he received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017 he was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018 he was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Founder and CEO of WestRiver Group, which provides integrated capital solutions for the global innovation economy. He also serves as Executive Chairman of Singularity University, a global community using exponential technologies to tackle the world’s biggest challenges. From 1998 to 2002, Mr. Anderson was the Chief Executive Officer of Matthew G. Norton Co., a private investment company. In addition, he was a partner at the private equity firm of Frazier & Company, LP, and a Vice President at Goldman, Sachs & Co. Mr. Anderson served on the board of directors of Avista Corporation, a publicly traded electric and natural gas provider, from May 2011 to May 2019. Mr. Anderson has also served, and continues to serve, on the board of directors of various private companies, including several companies in the sports industry. Mr. Anderson received an M.S. and B.S. in Industrial Engineering from Stanford University in 1982 and a B.A. in Economics and Management Engineering from Claremont McKenna College in 1979.

Specific Qualifications, Attributes, Skills & Experience

Mr. Anderson is highly qualified to serve on the Board, among other reasons, due to his prior service as Executive Chairman and Chief Executive Officer of Topgolf, his extensive experience as a board member of numerous private companies, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, international business matters, investor relations, strategic planning, and mergers and acquisitions.

Samuel H. Armacost	Director

Age: 81 Director Since: 2003 Board Committees: Audit, Compensation

From 1981 to 2010, Mr. Armacost served as a Director of SRI International (formerly Stanford Research Institute), an independent nonprofit research institute, and was its Chairman from 1998 to March 2010 and Chairman Emeritus from April 2010 through December 2016. He was Managing Director of Weiss, Peck & Greer LLC (an investment management and venture capital firm) from 1990 to 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 to 1990. He was President and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986. He also served as Chief Financial Officer of BankAmerica Corporation from 1979 to 1981. Mr. Armacost also served as a board member of Chevron Corporation from 1982 to 2011, of Del Monte Foods, Inc. from 2002 to 2011, of Exponent, Inc. from 1989 to 2013 and of Franklin Resources, Inc. from 2004 to 2014. Mr. Armacost is a graduate of Denison University and received his MBA from Stanford University in 1964.

Specific Qualifications, Attributes, Skills & Experience

Mr. Armacost is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience with the Company as a Board member as well as his prior chief executive officer experience of a public company, his other public company board experience, and his experience with corporate governance and executive compensation. He also has functional expertise in finance, accounting, investment banking, human resources/compensation, technology, international business, research and development, strategic planning, and mergers and acquisitions.

Scott H. Baxter	Director

Age: 56 Director Since: 2019 Board Committees: Compensation

Mr. Baxter is the President and Chief Executive Officer and a member of the Board of Directors of Kontoor Brands, Inc., a global lifestyle apparel company. He was named Chief Executive Officer of Kontoor Brands in August 2018 when VF Corporation announced its intention to separate its Jeanswear organization into an independent, publicly traded company. Mr. Baxter has more than 30 years of business experience, including significant experience in the apparel industry. Prior to becoming the Chief Executive Officer of Kontoor Brands, Mr. Baxter was Group President, Americas West, for VF Corporation from January 2018 to August 2018 and was responsible for overseeing brands such as The North Face® and Vans®. He also held various other positions at VF Corporation from 2008 to 2018, including Vice President and Group President-Outdoor & Action Sports Americas from March 2016 until December 2017 and Vice President and Group President-Jeanswear Americas, Imagewear and South America from May 2013 until March 2016. In 2008, Mr. Baxter was named Coalition President for the Imagewear coalition, which comprised the Image and Licensed Sports Group divisions. Prior to joining VF, he served in other leadership roles, including at The Home Depot Company, Nestle and PepsiCo. Mr. Baxter holds a B.A. in History from the University of Toledo and an MBA from Northwestern University’s Kellogg Graduate School of Management.

Specific Qualifications, Attributes, Skills & Experience

Mr. Baxter is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his extensive experience in the apparel industry, current executive position as Chief Executive Officer of Kontoor Brands, and his other executive experiences. Mr. Baxter also has functional expertise in manufacturing, strategic planning, consumer sales and marketing, sell-through retail, mergers and acquisitions, environmental, social and governance matters.

Thomas G. Dundon	Director

Age: 49 Director Since: 2021 Board Committees: None

From 2011 until the completion of the merger with Topgolf in March 2021, Mr. Dundon served as a director of Topgolf. Mr. Dundon is the Founder and Managing Partner of Dundon Capital Partners LLC (“Dundon Capital Partners”), a Dallas-based private investment firm. Mr. Dundon also serves as Chief Executive Officer, Owner and Governor of the Carolina Hurricanes, a team in the National Hockey League. Prior to founding Dundon Capital Partners, Mr. Dundon served as the Chairman and Chief Executive Officer of Santander Consumer USA, a publicly traded consumer finance company, which he co-founded in 1995. Mr. Dundon has also served, and continues to serve, on the board of directors of various private companies, including OTO Development, a hotel development firm, since 2015, and majority owner of the Alliance of American Football (which filed for Chapter 7 bankruptcy protection in April 2019), since February 2019. Mr. Dundon received a bachelor’s degree in economics from the Southern Methodist University in 1993.

Specific Qualifications, Attributes, Skills & Experience

Mr. Dundon is highly qualified to serve on the Board, among other reasons, due to his prior service as a member of the Topgolf Board, his experience as a chairman and chief executive officer of a public company; as well as his prior executive and operational experience in the sports and entertainment industries and his experience with corporate, governance matters. He also has functional expertise in finance, strategic planning, and mergers and acquisitions.

Laura J. Flanagan	Director

Age: 53 Director Since: 2018 Board Committees: Compensation

Ms. Flanagan has served as the Chief Executive Officer and a member of the board of directors of Ripple Foods, a plant-based food and beverage company, since October 2019. Ms. Flanagan served as the Chief Executive Officer of Foster Farms, a leader in branded and private label poultry, headquartered in Livingston, California from 2016 until February 2019. Prior to joining Foster Farms, she worked as a consultant to private equity firms from 2014 to 2016. Ms. Flanagan was previously the President of the Snacks Division of ConAgra Foods, Inc., a packaged foods company headquartered in Omaha, Nebraska, from 2011 until 2014, and served as President of ConAgra’s Convenient Meals Division from 2008 until 2011. Prior to joining ConAgra in 2008, Ms. Flanagan was Vice President and Chief Marketing Officer for Tropicana Shelf Stable Juices at PepsiCo Inc. from 2005 to 2008. Ms. Flanagan also held various marketing leadership positions at General Mills, Inc. and PepsiCo Inc. from 1996 to 2005. Ms. Flanagan has served since June 2016 as a member of the board of directors of Core-Mark Holding Company, Inc., a publicly traded company and one of the largest wholesale distributors to the convenience retail industry in North America. Ms. Flanagan has been a member of the National Association of Corporate Directors since 2014. Ms. Flanagan earned a B.S. degree in Engineering from Case Western Reserve University in 1990 and an MBA from the Stanford Graduate School of Business in 1996.

Specific Qualifications, Attributes, Skills & Experience

Ms. Flanagan is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to her extensive experience as a Chief Executive Officer, her prior operating experience, retail channel experience, supply chain, marketing and environmental, social and governance matters.

Russell L. Fleischer	Director

Age: 53 Director Since: 2018 Board Committees: Audit (Chair)

Mr. Fleischer has served as a general partner at Battery Ventures, a global investment firm providing venture capital and private equity, since 2015, after joining as a partner in 2014. Mr. Fleischer has experience serving as Chief Executive Officer of three privately held corporations: HighJump Software, a supply chain management software company, from 2010 to 2014; Healthvision Software, a healthcare information technology provider, and TriSyn Group, a core banking applications software provider. Mr. Fleischer has been both a public and private company Chief Financial Officer, including for Adams Golf from 2000 to 2002. Mr. Fleischer also served as a board member of Adams Golf from 2005 to 2012. Mr. Fleischer earned a B.A. in Economics from Johns Hopkins University and an MBA from Vanderbilt University.

Specific Qualifications, Attributes, Skills & Experience

Mr. Fleischer is highly qualified, and was renominated, to serve on the Board of the Company, among other reasons, due to his prior chief executive officer experience as well as his extensive financial executive experience with significant experience in the golf industry and experience in mergers and acquisitions, capital raising, private equity transactions and environmental, social and governance matters.

Scott M. Marimow	Director

Age: 41 Director Since: 2021 Board Committees: None

From 2016 until the completion of the merger with Topgolf in March 2021, Mr. Marimow has served as a director of Topgolf, where he was been Chairman of the Real Estate Committee and a member of the Compensation Committee. Mr. Marimow is a Managing Director at Providence Equity Partners, where he has led investments in the sports, entertainment and media sectors. Current and past portfolio companies include AutoTrader, EZLinks Golf, Hulu, Learfield Sports, Major League Soccer, Newport Television, RentPath, TAIT Towers and ZeniMax Media. Prior to joining Providence Equity Partners in 2004, Mr. Marimow was an analyst in the media investment banking group of Deutsche Bank. Mr. Marimow received a B.Sc. in Business Administration from the Wharton School of the University of Pennsylvania in 2002.

Specific Qualifications, Attributes, Skills & Experience

Mr. Marimow is highly qualified to serve on the Board, among other reasons, due to his prior service as a member of the Topgolf Board, his extensive experience as a board member of numerous private companies, and his knowledge of and executive and operational experience with sports, entertainment and media portfolio companies of Providence Equity Partners. He also has functional expertise in mergers and acquisitions, strategic planning, real estate finance and debt and equity capital markets.

Adebayo O. Ogunlesi	Director

Age: 67 Director Since: 2010 Board Committees: Audit, Nominating and Corporate Governance (Chair)

Mr. Ogunlesi is Chairman and Managing Partner of Global Infrastructure Management, LLC, a private equity firm which invests worldwide in infrastructure assets in the energy, transport, and water and waste industry sectors. Prior to founding Global Infrastructure Management, Mr. Ogunlesi spent 23 years at Credit Suisse where he held senior positions, including Executive Vice Chairman and Chief Client Officer and prior to that Global Head of Investment Banking. Mr. Ogunlesi is currently a member of the board of directors of The Goldman Sachs Group, a position he has held since 2012, and Kosmos Energy Ltd., a position he has held since 2004. Mr. Ogunlesi holds a B.A. (First Class Honours) in Politics, Philosophy and Economics from Oxford University, a J.D. (magna cum laude) from Harvard Law School and an M.B.A. from Harvard Business School. Prior to joining Credit Suisse, he was an attorney with the New York law firm of Cravath, Swaine & Moore. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court.

Specific Qualifications, Attributes, Skills & Experience

Mr. Ogunlesi is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service on the Company’s Board, his current executive officer position at Global Infrastructure Management, LLC, and his experience with investment banking, legal matters, corporate governance and executive compensation. Mr. Ogunlesi also has functional expertise in finance, international business, strategic planning, mergers and acquisitions and environmental, social and governance matters.

Linda B. Segre	Director

Age: 60 Director Since: 2015 Board Committees: Compensation (Chair), Nominating and Corporate Governance

Ms. Segre served as Executive Vice President, Chief Strategy and People Officer of Diamond Foods, Inc., a San Francisco-based, publicly-traded company that produced premium snack food and culinary nut products, from 2009 until its sale in February 2016. Ms. Segre first joined Diamond Foods in 2009 as Senior Vice President, Corporate Strategy. Before joining Diamond Foods, Ms. Segre served as Managing Director of Google.org and Vice President and Managing Director of The Boston Consulting Group’s San Francisco Office. From 1981 until 1985, Ms. Segre was a touring golf professional in the United States, Europe and Asia having won five tournaments including the Irish Open and the Reno Open. Ms. Segre is also a director and chairperson of the compensation committee of the board of directors of Mission Produce, Inc., a publicly traded company. Ms. Segre earned a B.A. degree with Academic Distinction in Economics and an MBA from Stanford University.

Specific Qualifications, Attributes, Skills & Experience

Ms. Segre is highly qualified, and was renominated, to serve on the Board, among other reasons, due to her extensive public company executive officer experience, her prior service on the Company’s Board, her extensive knowledge of corporate strategy and the consumer products industry and the unique perspective regarding the golf business that she brings as a former professional golfer. Ms. Segre also has functional expertise in finance, investor relations, human resources, executive compensation, strategic planning, mergers and acquisitions and environmental, social and governance matters.

Anthony S. Thornley	Director

Age: 74 Director Since: 2004 Board Committees: Audit, Nominating and Corporate Governance

Mr. Thornley served as interim President and Chief Executive Officer of the Company from June 2011 to March 2012. From 2002 to 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the San Diego-based company that pioneered and developed technologies used in wireless networks throughout much of the world. He previously served as QUALCOMM’s Chief Financial Officer beginning in 1994, while also holding titles of Vice President, Senior Vice President and Executive Vice President. Prior to joining QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years, serving in various financial and information systems management positions including Vice President of Public Networks, Vice President of Finance NT World Trade, and Corporate Controller Northern Telecom Limited. Before Nortel, Mr. Thornley worked for Coopers & Lybrand. Mr. Thornley also served as a board member of Transdel Pharmaceuticals, Inc. from 2007 to 2011 and Peregrine Semiconductor Corp. from 2010 to 2014. Mr. Thornley previously served as a board member of Cavium, Inc., from 2006 to 2018. Mr. Thornley received his degree in chemistry from Manchester University, England, and qualified as a chartered accountant.

Specific Qualifications, Attributes, Skills & Experience

Mr. Thornley is highly qualified, and was renominated, to serve on the Board, among other reasons, due to his prior service as interim President and Chief Executive Officer of the Company, extensive experience with the Company as a Board member as well as his prior executive and operational experience, his other public company board experience, and his experience with audit, corporate governance and executive compensation matters. He also has functional expertise in finance, accounting, human resources/compensation, technology, manufacturing, international business matters, research and development, strategic planning, consumer sales and marketing, mergers and acquisitions and environmental, social and governance matters.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the votes cast is required for the election of each of the twelve nominees to be elected as directors. You may vote “for” or “against” with respect to the election of any or all of the nominees.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE REPORT

Management has the responsibility for the preparation, presentation and integrity of the Company’s financial statements and for its financial reporting process and internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformance of the Company’s financial statements to accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements, financial reporting process and internal controls over financial reporting and for providing advice, counsel and direction on such matters based upon the information it receives, its discussions with management and the independent registered public accounting firm and the experience of the Audit Committee members in business, financial and accounting matters.

Consistent with and in furtherance of its chartered duties, the Audit Committee has adopted: (i) a written policy restricting the hiring of candidates for accounting or financial reporting positions if such candidates have certain current or former relationships with the Company’s independent registered public accounting firm; (ii) procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and federal securities laws matters and the confidential, anonymous submission by employees of any concerns regarding any of the foregoing; and (iii) a written policy governing the preapproval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm and of the fees therefor. See “Information Concerning Independent Registered Public Accounting Firm—Policy for Preapproval of Auditor Fees and Services,” below.

Internal Audit

The Company has an internal audit department that, among other things, is responsible for objectively reviewing and evaluating the adequacy and effectiveness of the Company’s system of internal controls, including controls relating to financial reporting reliability. The internal audit department reports directly to the Audit Committee and, for administrative purposes, to the Company’s Chief Financial Officer.

2020 Audit Committee Activities

Following a formal evaluation by the Audit Committee and by the Company’s management of the performance of Deloitte & Touche LLP (“Deloitte”), the Audit Committee appointed Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. The Audit Committee reviewed and discussed with management and Deloitte the Company’s quarterly and audited annual financial statements for the year ended December 31, 2020. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”), as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the 2020 Form 10-K related to its audit of the consolidated financial statements. The Audit Committee met privately with Deloitte and discussed issues deemed significant by Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

During the course of 2020, the Audit Committee also oversaw management’s evaluation of the Company’s internal control over financial reporting. The principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte at least quarterly at an Audit Committee meeting. Upon completion of the evaluation, the principal internal auditor and management reported to the Audit Committee regarding the effectiveness of the Company’s internal control over financial reporting and the Audit Committee reviewed and discussed with Deloitte its Report of Independent Registered Public Accounting Firm included in the 2020 Form 10-K related to its audit of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and has discussed with Deloitte its independence. The Audit Committee actively engaged in a dialogue with Deloitte with respect to any disclosed relationships or services that might affect Deloitte’s objectivity and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2020 Form 10-K for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Russell L. Fleischer (Chair) | Samuel H. Armacost |

John F. Lundgren | Adebayo O. Ogunlesi | Anthony S. Thornley

INFORMATION CONCERNING INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

The following table shows the fees billed by Deloitte & Touche LLP for the years ended December 31, 2020 and December 31, 2019:

	2020	2019	Description
Audit Fees	$3,778,370	$3,280,500

Includes fees for (i) the audit of the Company’s annual financial statements, (ii) the review of the Company’s interim financial statements, (iii) the audit of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (iv) statutory audits and related services for the Company’s international subsidiaries, and (v) other services that generally only the independent auditor can reasonably provide, including comfort letters, statutory audits, attest services, and consents and assistance with and review of documents filed with the SEC. The Company reimburses Deloitte for expenses incurred in connection with the audit in an amount not to exceed 6% of the audit fees. The amounts of these reimbursements are not included in the audit fees shown. The increase in audit fees in 2020 compared to 2019 was primarily related to (i) an increase in the scope of SOX testing due to the inclusion of Jack Wolfskin; (ii) procedures rendered, in addition to the comfort letter issued, in connection with the Convertible Notes issued in May 2020; and (iii) professional services rendered in connection with the filing of the Company’s registration statement on Form S-4 related to the pending merger with Topgolf. Audit fees in 2019 includes incremental fees due to the addition of Jack Wolfskin following its acquisition by the Company in January 2019.

Audit-Related Fees	$550,000	—

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The fees incurred in 2020 were related to due diligence services rendered in connection with the Company’s merger with Topgolf. There were no audit-related fees incurred in 2019.

Tax Fees	$290,813	$275,118

Includes fees for services performed by the professional staff in Deloitte’s tax department except for those tax services that could be classified as audit or audit-related services, including routine foreign tax compliance, tax advice and transfer price studies.

All Other Fees	—	—	Includes fees for all services except those described above.

None of the fees listed above were approved by the Audit Committee in reliance on a waiver from pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Policy for Preapproval of Auditor Fees and Services

The Audit Committee has adopted a policy that it must preapprove all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee must also preapprove the estimated fees for such services, as well as any material change to the terms, conditions or fees related thereto. The

Audit Committee will only preapprove those services that would not impair the independence of the independent registered public accounting firm and only those audit-related, tax or non-audit services that are consistent with the SEC’s and PCAOB’s rules on auditor independence. The policy specifically provides that the following non-audit services will not be preapproved: (i) bookkeeping or other services related to the Company’s accounting records or financial statements, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions, (vii) human resources, (viii) broker-dealer, investment adviser or investment banking services, (ix) legal services and (x) expert services unrelated to an audit for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation.

The Audit Committee has delegated to the Audit Committee Chair the authority (within specified limits) to preapprove services consistent with the policy if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee Chair must report any services it preapproves to the Audit Committee at its next meeting.

Under the policy, the Audit Committee at least annually will review and where appropriate preapprove the services expected to be performed by the Company’s independent registered public accounting firm. Any subsequent request to have the independent registered public accounting firm perform any additional services must be submitted to the Audit Committee by the Company’s Chief Financial Officer or Chief Accounting Officer, together with the independent registered public accounting firm, and must include an affirmation that the provision of such services is consistent with the SEC’s and PCAOB’s rules on auditor independence.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is comprised entirely of independent directors, has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. This appointment was made following the Audit Committee’s formal evaluation of Deloitte’s performance in 2020. Deloitte has served as the Company’s independent registered public accounting firm since December 2002. Information concerning the services performed by Deloitte and the fees for such services for 2020 and 2019 are set forth above under “Information Concerning Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm”. Deloitte representatives are expected to attend the Annual Meeting and to be available to respond to appropriate questions, and if they desire, will have the opportunity to make a statement.

The Audit Committee and the Board seek shareholder ratification of the Audit Committee’s appointment of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s and its subsidiaries’ financial statements for the fiscal year ending December 31, 2021 and to audit the Company’s internal control over financial reporting. Ratification of this appointment is not required to be submitted to shareholders. However, such ratification is being sought as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider it. Because the Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm, however, the ultimate decision to retain or appoint Deloitte in the future as the Company’s independent registered public accounting firm will be made by the Audit Committee based upon the best interests of the Company at that time.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

The Compensation and Management Succession Committee (“Compensation Committee”) reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

Linda B. Segre (Chair) | Samuel H. Armacost

Scott H. Baxter | John C. Cushman, III |

Laura J. Flanagan | John F. Lundgren

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) is designed to provide shareholders with an understanding of the Company’s compensation philosophy and objectives as well as the analysis that the Company performed in setting executive compensation for 2020. The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the Company’s named executive officers (“NEOs”). This CD&A discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken during 2020 for the NEOs. The NEOs, as determined in accordance with SEC rules, for 2020 were:

Oliver G. (Chip) Brewer III	President and Chief Executive Officer
Brian P. Lynch	Executive Vice President, Chief Financial Officer
Joseph B. Flannery(1)	Executive Vice President, Apparel and Soft Goods
Glenn F. Hickey	Executive Vice President, Callaway Golf
Mark F. Leposky	Executive Vice President, Global Operations
Melody Harris-Jensbach(2)	Former Chief Executive Officer, Jack Wolfskin

(1) Mr. Flannery’s employment with the Company commenced on February 21, 2020.

(2) Ms. Harris-Jensbach’s employment with the Company ended on December 31, 2020.

Investors are encouraged to read this CD&A in conjunction with the compensation tables and related notes, which include more detailed information about the compensation of the NEOs for 2020. See “2020 Compensation Tables,” below.

Overview and Impact of COVID-19

Corporate 2020 Performance and Business Environment. On a financial, strategic and operational performance basis, 2020 was a challenging year for the Company. COVID-19 started to impact the overall business fairly significantly at the end of Q1 2020 and throughout most of Q2 2020, but our golf business rebounded quickly, starting in Q2 2020, and our outdoor apparel businesses also showed good resilience in the second half of 2020. In the second half of 2020, all of our businesses ended up benefiting from having strong outdoor components. This resulted in record net sales and Adjusted EBITDAS1 for the second half of 2020.

Some specific 2020 highlights include:

•

Net sales decreased 7%, to $1.589 billion in 2020 compared to $1.701 billion in 2019, with record net sales increasing 15% to $850 million during the second half of 2020 compared to $738 million during the same period in 2019.

•

Adjusted EBITDAS decreased 22%, to $164.5 million in 2020 compared to $210.3 million in 2019, with record Adjusted EBITDAS increasing 48% to $76 million during the second half of 2020 compared to $51 million during the same period in 2019.

2020 Executive Compensation Decisions. Set forth below is a summary of certain compensation-related decisions the Company made during 2020 and early 2021, and the status of certain compensation practices:

•

2020 NEO Compensation Declined from 2019 Levels—The overall compensation of the NEOs was lower in 2020 than in 2019 due to the voluntary base salary reductions that the NEOs took in 2020 in order to mitigate the impact from the COVID-19 pandemic and no annual incentive payments being paid to the NEOs based on the Company’s performance in 2020.

•

Market-Based Base Salary Increases—The Compensation Committee, as part of its annual executive base salary review process and prior to the onset of the COVID-19 pandemic, approved 2020 base salary increases for the NEOs, with the exceptions of Mr. Flannery, who commenced employment with the Company in 2020, and Ms. Harris-Jensbach. Increases were based upon individual performance, scope of responsibilities, market competitiveness, and alignment with the overall strategy of attracting and retaining top executive talent. The 2020 base salary for Ms. Harris-Jensbach, as described in the “Base Salary” discussion below, remained at her 2018 level.

•	Voluntary NEO Base Salary Reduction—In response to the unforeseen business impact of the COVID-19 pandemic, the NEOs voluntarily took short term pay reductions

(1)

Non-GAAP Information. In order to assist interested parties with period-over-period comparisons on a consistent and comparable basis, the discussion set forth in this section provides certain non-GAAP information regarding the Company’s financial results, including “Adjusted EBITDAS” which is earnings before interest, taxes, depreciation and amortization expenses, and non-cash stock compensation expenses, in addition to costs associated with (i) the Topgolf merger announced in October 2020; (ii) the Company’s cost reduction initiatives in response to the COVID-19 pandemic; (iii) the Company’s transition to its new North America Distribution Center; and (iv) the implementation of new IT systems for Jack Wolfskin. For the year ended December 31, 2019, costs include (i) transaction costs associated with the acquisition of Jack Wolfskin, including banker’s fees, legal fees, consulting and travel expenses; (ii) costs associated with transitioning and reporting on the Jack Wolfskin business, including consulting fees, audit fees for SEC reporting requirements and valuation services associated with preparing Jack Wolfskin’s opening balance sheet; (iii) the recognition of a foreign currency exchange loss primarily related to the re-measurement of a foreign currency contract established to mitigate the risk of foreign currency fluctuations on the purchase price of Jack Wolfskin, which was denominated in Euros; and (iv) consulting fees to address an activist investor. This non-GAAP information may include non-GAAP financial measures within the meaning of Regulation G. Appendix A to this Proxy Statement includes a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

as part of the broader Company-wide expense reduction initiatives. With the exception of Mr. Brewer, effective in April, base salaries were reduced by 20% for the three-month period of April through June, and by 10% for the three-month period of July through September. Mr. Brewer’s base salary was reduced to zero from April through May, was restored to 60% of his 2020 base salary rate for the month of June and 80% of his 2020 base salary rate from July through September. All NEO salaries were restored to pre-reduction levels as of October 2020, but no true-up payments were made to the NEOs for their voluntarily reduced salaries.

•

No Annual Incentive Payout—No annual incentives were paid to the NEOs, with the exception of Mr. Flannery, due to the unforeseen business impact of the COVID-19 pandemic. The Company achieved financial results below the threshold level required to fund the annual incentives for the NEOs, with no action taken by the Board or the Compensation Committee to adjust the metrics in response to the impact of the pandemic. Mr. Flannery was entitled to a guaranteed 2020 annual incentive as part of his employment agreement in connection with the commencement of his employment in 2020, which is described in the 2020 Summary Compensation Table below.

•

Majority of Long-Term Incentive Awards Tied To Performance—In 2020, with the exception of Ms. Harris-Jensbach, the Company granted to the NEOs performance-based restricted stock units (“PRSUs”) and service-based restricted stock units (“RSUs”) as long-term incentive awards. Ms. Harris-Jensbach was in the last year of her employment agreement and did not receive an equity award in 2020. As was the case in 2019, a majority of the long-term incentive awards granted in 2020 to the NEOs were PRSUs.

•

The framework of the PRSUs granted in 2020 under the 2020-2022 Long-Term Incentive Plan (“LTIP”) was consistent with the new program initially used in 2019, and the vesting of the 2020 PRSUs is tied to two equally weighted metrics—currency neutral adjusted earnings per share (“EPS”) and relative Total Shareholder Return (“rTSR”)—each measured over a three year performance period beginning January 1, 2020 and ending December 31, 2022, with opportunities to bank a limited portion of the EPS related award based on interim year performance. The total shareholder return (“TSR”) of the Company will be calculated over the three-year performance period and ranked on a percentile basis in comparison to the calculated TSR for companies listed in the Consumer Durables & Apparel sector of the S&P 1500 Index, excluding home builders (the “LTIP Reference Group”). There is no banking mechanism for the rTSR related award based on interim year performance. All PRSUs granted in 2020 will vest after three years based on performance against the respective metrics for each portion of the award.

•

The PRSUs granted under the 2018—2020 LTIP achieved currency neutral adjusted cumulative EPS results above maximum level, resulting in 200% of the underlying PRSU awards having been earned by the NEOs who held such awards. There was no rTSR metric for the PRSU awards granted in 2018.

Consideration of Say-on-Pay Vote Results and Shareholder Engagement

The Board and management value the feedback provided by the Company’s shareholders and have discussions with shareholders regarding various corporate governance topics. The Board and management actively seek input from our shareholders, and in 2020, the Board and management met or has been in contact with several of our largest shareholders to discuss various matters, including compensation and governance, environmental and social responsibilities and long term strategies to drive shareholder value. Based on this outreach, the Company believes the combination of actions we have taken present an overall compensation and governance structure responsive to their view.

Shareholders are provided with the opportunity to cast an annual advisory vote on executive compensation. At the Company’s 2020 and 2019 annual meetings of shareholders, shareholders expressed approval of the executive compensation program with approximately 98% of the shares cast being voted for approval of the compensation of the NEOs in each such prior year.

The Compensation Committee considers the outcome of the say-on-pay votes and other shareholder feedback when designing future compensation programs. While we incorporated a relative TSR metric into our long-term incentive compensation program for 2019, in light of the strong shareholder support of our executive compensation program over the past two years, no additional significant changes were made to our executive compensation program in 2020 as a result of the say-on-pay vote results from the previous year and the Compensation Committee determined to continue the general design of the executive compensation program from 2019.

Compensation Best Practices. In 2020 and early 2021, the Company continued the following compensation practices:

	What We Do		What We Do Not Do
✓	Link annual incentive pay to objective, pre-established Company financial goals, while also taking into account individual executive performance	×	No excise tax gross ups

✓	Grant at least 50% of the incentive awards with vesting contingent on achieving clearly defined and objective performance measures in both the annual cash incentive program and PRSUs that are focused on drivers of shareholder value creation	×	No single trigger change-in-control severance payments

✓	Grant equity awards under a policy that has strict controls on grant processes and timing	×	No single trigger accelerated vesting of equity awards in the event of a change-in-control

✓	Include clawback provisions in U.S. executive employment agreements	×	No dividends on RSUs prior to vesting

✓	Maintain stock ownership guidelines and holding requirements for executive officers and directors	×	No dividends on PRSUs

✓	Engage an independent compensation consultant through the Compensation Committee	×	No pension benefits to executives

✓	Engage with shareholders as appropriate and consider their input in the Company’s executive compensation programs	×	No re-pricing of stock options without shareholder approval

✓	Conduct an annual risk assessment of the Company’s executive and broad-based compensation programs

✓	Prohibit hedging, short sales and pledging of Company stock by executive officers and directors

Purpose of Executive Compensation Programs

Callaway Golf Company is a publicly traded corporation engaged in the manufacture and sale of golf clubs and golf balls; the sale of other golf-related products, including golf bags, footwear and accessories; and golf and lifestyle apparel, backpacks and other gear. The Company has operations in the United States, the United Kingdom, Japan, Canada, Korea, Australia, China, India and other regions, and directly, or indirectly through third party distributors, sells its products in over 100 countries worldwide. In early 2019, the Company expanded its operations by acquiring Jack Wolfskin, a premium outdoor and active lifestyle brand, with primary operations in Germany. Within this context, the Board must recruit and appoint highly qualified individuals to serve as the Company’s executive officers to oversee and manage the Company’s complex global operations. The purpose of the Company’s executive compensation program is to attract, retain, motivate and appropriately reward these executive officers and to align their interests with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

Guiding Principles for Executive Compensation

In developing appropriate executive compensation programs, the Compensation Committee is generally guided by the following principles:

Compensation levels should be sufficiently competitive to attract and retain the executive talent needed. The Company’s overall compensation levels are targeted to attract the management talent needed to achieve and maintain a leadership position in the businesses where the Company chooses to compete. As discussed below under “—The Compensation Committee’s Role—The Role of Peer Companies and Competitive Market Data,” the Company does not target or position compensation at a specific percentile relative to market data. Instead, given the complexity and competitiveness of the Company’s business, as well as the high cost of living in the San Diego area where its principal offices are located, this information is used as a general guide in setting and assessing executive compensation levels and practices.

A significant portion of total compensation should be related to performance. Executive compensation should be linked to Company or business unit and individual performance. The annual incentive compensation element is tied directly to short-term corporate or business unit performance but the final payout may be affected by individual performance, and a majority of the long-term incentive compensation element is tied to corporate performance. Over time, there is a strong correlation between the Company’s long-term performance and the Company’s stock price. Under the Company’s plans, performance above targeted goals generally results in compensation above targeted levels, and performance below targeted goals generally results in compensation below targeted levels.

Compensation should reflect position and responsibility, and incentive compensation should be a greater proportion of total compensation for more senior positions. Total compensation should generally increase with position and responsibility. At the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. Accordingly, individuals with greater roles and responsibility for achieving the Company’s performance targets should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed.

Incentive compensation should strike a balance between short-term and long-term performance. The Company’s compensation plans focus management on achieving strong annual performance in a manner that supports the Company’s long-term success and profitability. Accordingly, the Company uses both annual incentives and long-term incentives, with the proportion of long-term incentives increasing at higher levels of responsibility where individuals have the greatest influence over the Company’s strategic direction and results over time.

A significant portion of executive compensation should be stock-based. In order to further align the interests of the Company’s executive officers with those of the Company’s shareholders, the Compensation Committee believes that a significant portion of executive compensation should be stock-based compensation. The executive officers are also subject to stock ownership guidelines which require the executive officers to own a specified minimum amount of Common Stock interests and hold a portion of the shares of Common Stock received from the long-term incentive awards if not in compliance with the guidelines.

The Compensation Committee uses various resources to guide its compensation decisions. In setting compensation, the Compensation Committee works with the Company’s Chief Executive Officer and Senior Vice President of Global Human Resources. In addition, the Compensation Committee has engaged an outside independent compensation consultant to provide independent advice and information on executive compensation matters. See below “—The Compensation Committee’s Role—The Independent Compensation Consultant’s Role”.

The Compensation Committee’s Role

The Board has delegated to the Compensation Committee the general responsibility for oversight of the Company’s compensation philosophy, policies and programs, including those applicable to the NEOs.

The Compensation Committee, comprised entirely of independent directors, has the responsibility for, among other things, approving and overseeing the Company’s executive compensation programs, including the design and implementation of those programs to ensure that the programs are reasonable and not excessive, that they reward corporate and individual performance, and that they provide appropriate incentives for the executive officers and do not encourage excessive risk taking. This responsibility includes setting base salaries, developing appropriate short-term and long-term incentives, approving stock-based award plans and grants, approving employment agreements (including severance and change-in-control provisions), and approving other compensation or benefit plans, arrangements and agreements applicable to executive officers.

The Compensation Committee, in consultation with the other independent directors, sets the compensation of the Chief Executive Officer, and the Compensation Committee, in consultation with the Chief Executive Officer, sets the compensation of the other executive officers. The Compensation Committee consults with outside compensation advisors and legal counsels as it deems appropriate.

The Compensation Committee reviews the performance of the executive officers. The review includes a detailed comparison of the Company’s financial performance in absolute terms and against its annual operating plan, a review of performance against stipulated metrics and performance criteria in various compensation plans, a review of the respective executive’s accomplishments including performance against any agreed-upon objectives, and any other relevant factors pertinent to that year’s results as discussed below. In the case of the Company’s Chief Executive Officer, the review also includes a written evaluation of his performance by the independent directors based upon a review of the Chief Executive Officer’s agreed-upon annual objectives and accomplishments as well as his self-appraisal of his performance. The Compensation Committee also seeks input from the Chief Executive Officer’s direct reports as appropriate. Following this detailed review, all of the independent directors participate in executive session to review this information and provide input to the Compensation Committee in its consideration of any changes in compensation for the Chief Executive Officer. Mr. Brewer is not present during voting or deliberations by the independent directors regarding his own compensation.

The Compensation Committee routinely reviews the Company’s executive compensation programs and makes modifications as appropriate in light of Company and industry dynamics as well as current trends and best practices. The amounts paid to an individual executive in any given year reflect the Company’s current compensation programs, continuing prior commitments under previous programs or contracts, and the current performance of that executive.

Additional information concerning the Compensation Committee’s responsibilities can be found under the section entitled “Board of Directors and Corporate Governance—Board Committees,” above.

The Chief Executive Officer’s Role

At the Compensation Committee’s request, the Company’s Chief Executive Officer, Mr. Brewer, provides input regarding the performance and appropriate compensation of the Company’s other executive officers. The Compensation Committee considers Mr. Brewer’s evaluation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. The Compensation Committee sets the compensation of the Company’s other executive officers after considering Mr. Brewer’s input.

The Independent Compensation Consultant’s Role

The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with applicable SEC and NYSE rules.

In 2020, the Compensation Committee engaged Mercer LLC as its compensation consultant to provide independent advice and information on executive compensation matters. Mercer representatives report directly to the Compensation Committee and provide comparative market data, information on compensation trends, and an objective view of compensation matters. Mercer representatives generally interact with the Compensation Committee Chair and with senior management at the direction of the Compensation Committee, attend Compensation Committee meetings, and meet in executive session with Compensation Committee members and, for matters relating to the compensation of the Company’s Chief Executive Officer, with the other independent directors as well.

The Company does not use Mercer for any other purpose, except that the Company occasionally purchases broad industry compensation survey data from Mercer that it makes available for third parties to purchase. The Compensation Committee requires that the Company obtain the Compensation Committee’s approval prior to engaging Mercer for any other purpose. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by Mercer’s work for the Compensation Committee, which assessment considered the following six factors: (i) the provision of other services to the Company by Mercer and its affiliates; (ii) the amount of fees received from the Company by Mercer and its affiliates, as a percentage of Mercer’s and its affiliates’ total revenue; (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Mercer consultant with a member of the Compensation Committee; (v) any Company stock owned by the Mercer consultants; and (vi) any business or personal relationship of the Mercer consultant or Mercer and its affiliates with any of the Company’s executive officers. The Compensation Committee assessed Mercer’s independence in light of these standards and determined that there were no conflict of interest or independence concerns with respect to Mercer. The Compensation Committee also receives advice from legal counsel as appropriate and conducts a review of the same six factors with regard to the outside legal counsel providing such advice.

The Role of Peer Companies and Competitive Market Data

In determining the reasonableness and competitiveness of the Company’s executive officer compensation, the Compensation Committee periodically reviews market data for comparisons to the Company’s programs. These comparisons are used as reference guides to aid the Compensation Committee in assessing the reasonableness of the Company’s proposed compensation levels and targets in any given year. The Company, however, does not target or position compensation at a specific percentile relative to this market data.

Depending upon the particular issue or circumstance, the Compensation Committee will use (i) summary broad industry survey data (without disclosure of the individual corporations) from AON Radford and Mercer for companies of similar revenue size as the Company and/or (ii) a predetermined group of corporations in the leisure equipment and products and textiles, apparel and luxury goods industries (the “Compensation Comparison Group”).

The Compensation Comparison Group consists of companies that are similar in revenue size to, and have similar business characteristics as, the Company. In addition, the Company often competes for executive talent with corporations outside the golf industry, and the complexity of the Company’s operations, brand and product portfolio continues to expand. The Compensation Committee therefore compares executive compensation levels to companies in industries with similar characteristics. The Compensation Comparison Group is reviewed periodically as warranted and revised as appropriate to ensure that the companies in the group continue to be a reasonable comparison for compensation purposes.

The companies included in the Compensation Comparison Group were unchanged in 2020, as recommended by the Company’s outside independent compensation consultant, and are listed below.

American Outdoor Brands Corporation	Fitbit, Inc.	Steve Madden, LTD
Acushnet Holdings Corp.	Lululemon Athletica, Inc.	Tempur Sealy, International, Inc.
Crocs, Inc.	Movado Group, Inc.	Vista Outdoors, Inc.
Deckers Outdoor Corporation	Oxford Industries, Inc.	Wolverine Worldwide, Inc.

The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, market data, and input provided by the Compensation Committee’s independent compensation consultant.

Components of the 2020 Executive Compensation Program

The 2020 executive compensation program had three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are summarized in the table below. The Company also provides NEOs with perquisites and benefits, as described below. Each element of total direct compensation is intended to reward and motivate executives in different ways consistent with the Company’s overall guiding principles for compensation described above. Mercer advised the Compensation Committee that the 2020 executive compensation program was generally consistent with the Compensation Committee’s guiding principles and was reasonably based and not excessive under the circumstances. The Compensation Committee intends to continue working with Mercer to ensure the Company’s compensation practices continue to be aligned with shareholder interests and with evolving best practices.

Element	Purpose & Characteristics	Tie to Compensation Philosophy

Base Salary

•   Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.

•   Compensates for day to day job responsibilities.

•   Reviewed annually and adjusted when appropriate based upon individual performance, expanded duties and changes in the competitive marketplace.

•   Competitive base salaries help attract and retain executive talent.

•   Increases are not automatic or guaranteed, to promote a performance culture.

•   The Compensation Committee also considers how an executive’s base salary compares to the base salaries of the other executives.

Element	Purpose & Characteristics	Tie to Compensation Philosophy

Annual Incentive

•   Variable compensation based on performance against annually established targets and individual performance; payable in cash.

•   Intended to provide an incentive to drive a high level of corporate and individual performance without excessive risk taking.

• Target award values, metrics, and goals are evaluated each year for alignment with business strategy as well as Company and industry dynamics.

Long-Term Incentive

•   Variable compensation; payable in the form of PRSUs (55%) and RSUs (45%).

•   Designed to drive long-term Company performance, provide a means for retaining executives through long-term vesting, and align the interests of the executives with the interests of shareholders through stock-based incentives.

•   A multiple of the target number of PRSUs (0% to 200%) vest after three years based on achievement of performance goals over a three-year performance period, with the opportunity to bank a limited portion of the award tied to EPS goals based on interim performance.

•   RSUs vest ratably over three-years.

•   Target award value, performance metrics, and goals reviewed annually.

•   RSUs are designed to motivate an executive to remain with the Company and to align an executive’s interests with shareholders.

•   PRSUs reward executives for achieving longer term financial and operational goals, as well as creating long-term shareholder value.

•   Awards are consistent with the Compensation Committee’s guiding principles in that a majority of these long-term incentives are performance-based and all are equity-based.

•   Awards for U.S.-based NEOs weighted equally towards currency neutral adjusted EPS and rTSR objectives.

The amount of total direct compensation intended to come from each element varies with position and level of responsibility, reflecting the principles that total compensation should increase with position and responsibility and that a greater percentage of an executive’s compensation should be performance based, and therefore at risk, as position and responsibility increase.

Consistent with the Company’s compensation philosophy, the 2020 executive compensation program incorporated a balance between guaranteed and at-risk compensation, a balance between cash and stock-based compensation, and a balance between short-term and long-term compensation. In 2020, (i) approximately 55% of the Chief Executive Officer’s targeted total direct compensation, and approximately 40% to 48% of the targeted total direct compensation for each of the other NEOs, was comprised of short-term and long-term incentives that were subject to corporate and individual performance and therefore at risk (annual non-equity incentive plan compensation and PRSUs) and (ii) approximately 67% of the Chief Executive Officer’s targeted total direct compensation, and approximately 40% to 45% of the targeted total direct compensation for the other NEOs, was provided in the form of long-term, stock-based compensation (PRSUs and RSUs).

Base Salary

In setting the amount of base salaries, the Compensation Committee reviews the complexity of the job requirements and performance expectations, the market data described above, including, as warranted, information from the Compensation Comparison Group, and consults with its independent compensation consultant. The annualized base salaries of the NEOs during 2020 and 2019 and the percentage of increase between the two years are set forth in the table below. The increases were merit based, were made after a review of individual performance and relevant competitive market data, and reflect these factors as well as recognition of the increased scope and complexity of the business. The more material base salary increases to the CEO and CFO were made to better align their salaries with the median competitive market data.

Name	2020	2019	% Change
Oliver G. (Chip) Brewer III(1)	$1,000,000	$900,000	11.1%
Brian P. Lynch(2)	$525,000	$475,000	10.5%
Joseph B. Flannery	$440,000	N/A	N/A
Glenn F. Hickey	$461,250	$450,000	2.5%
Mark F. Leposky	$461,250	$450,000	2.5%
Melody Harris-Jensbach(3)	$856,425	$839,603	2.0%

(1) Mr. Brewer’s base salary increase of 11.1% in early 2020 reflected his performance and the additional scope of responsibilities associated with the acquisition of Jack Wolfskin in 2019.

(2) Mr. Lynch’s base salary increase of 10.5% in early 2020 reflected his performance and the additional scope of responsibilities associated with the acquisition of Jack Wolfskin in 2019.

(3) Ms. Harris-Jensbach’s base salary reflects a 2.0% change from 2019 when measured in U.S. dollars, as a result of foreign currency exchange conversion rates.

As described earlier, in response to the unforeseen business impact of the COVID-19 pandemic, the NEOs voluntarily took short term pay reductions as part of the broader Company-wide expense reduction initiatives. With the exception of Mr. Brewer, effective in April, base salaries were reduced by 20% for the three-month period of April through June, and by 10% for the three-month period of July through September. Mr. Brewer’s base salary was reduced to zero from April through May, was restored to 60% of his 2020 base salary rate for the month of June, and 80% of his 2020 base salary rate from July through September. All NEO salaries were restored to the pre-reduction levels as of October 2020, but no true-up payments were made to the NEOs for their voluntarily reduced salaries.

Annual Incentive

Overview

The annual incentive serves as the short-term performance-based compensation element of the executive compensation program. The incentive is at-risk, with payment based upon designated corporate goals and individual performance. The incentive is intended to motivate an executive to drive a high level of corporate and individual performance without excessive risk taking. The payout of annual incentives to executive officers is subject to the Compensation Committee’s approval following its review and assessment of corporate and of individual performance.

How Incentive Opportunity and Payout is Determined

The annual incentive payout for the NEOs is determined using the following process, with the exception of Ms. Harris-Jensbach (whose annual incentive determination is described below):

First, the participant’s annual base salary is multiplied by the participant’s target incentive percentage and by the company-wide Adjusted EBITDAS modifier to determine the participant’s baseline incentive payout.

Participant’s Annual Base Salary	X	Participant’s Target Incentive %	X	Company-wide Adjusted EBITDAS Modifier %	=	Baseline Incentive Payout

Second, the participant’s baseline incentive payout may be adjusted upward or downward based on individual performance factors in the sole discretion of the Compensation and Management Succession Committee to determine the final incentive payout. The upward adjustments based on individual factors is limited to no more than 33%. Under no circumstances shall a participant be paid an incentive payout that exceeds 200% of participant’s target incentive.

Target Incentive. The target incentive percentage, which the Compensation Committee sets each year, is a percentage of the executive’s base salary and is the amount the executive could earn assuming the Company achieved its target corporate goals and the executive achieved his/her individual objectives and otherwise met performance expectations. The target incentive percentages for 2020 were based on each executive’s position and were set to be generally consistent with market data and the range of total direct compensation that the Compensation Committee targets for the NEOs. The target incentive percentages for 2020 for the NEOs were as follows: Mr. Brewer, 125%, Mr. Lynch, 75%, Mr. Leposky, 60%, Mr. Hickey, 60%, and Mr. Flannery, 60%. In 2019, the target incentive percentages for the NEOs were as follows: Mr. Brewer, 110%, Mr. Lynch, 70%, Mr. Leposky, 55%, and Mr. Hickey, 55%. Mr. Flannery was not an employee in 2019. As discussed below, the actual incentive payouts for each executive can vary from zero to 200% of such executive’s target incentive percentage.

Corporate Performance Goals. Adjusted EBITDAS, as further adjusted for items mentioned in the footnote below, was the corporate performance metric for 2020. The 2020 Adjusted EBITDAS performance goals were set at threshold, target and maximum levels by the Compensation Committee in January, 2020. In setting these goals, the Compensation Committee considered the Company’s 2019 performance, the Company’s 2020 operational goals, and the 2020 budget. Prior to approving the goals, the Compensation Committee discussed them with management and with its outside compensation consultant. The 2020 corporate performance goals were set by the Compensation Committee prior to the onset of the COVID-19 pandemic, and there were no subsequent adjustments made to such goals in light of the impact of the pandemic on the Company performance.

The threshold, target and maximum Adjusted EBITDAS performance goals for 2020 were $193.0 million, $211.4 million, and $244.6 million, respectively. No annual incentive is paid unless the threshold performance goal is achieved. The target performance goal was consistent with the Company’s budget for 2020. The Adjusted EBITDAS modifier is capped even if performance exceeds the maximum goals.

Potential payouts attributable to the Adjusted EBITDAS modifier are determined based on the Adjusted EBITDAS performance level achieved and are interpolated on a straight-line basis for achievement between the threshold, target and maximum performance goals. The table below shows the relationship between the performance goals and the Adjusted EBITDAS modifier for purposes of determining the potential payout:

	Threshold	Target	Maximum	Actual Performance
Adjusted EBITDAS(1)	$193.0 million	$211.4 million	$244.6 million	$164.5 million
Adjusted EBITDAS Modifier	50%	100%	200%	—%

(1) Adjusted EBITDAS is earnings before interest, taxes, depreciation and amortization expenses, and non-cash stock compensation expenses, in addition to costs associated with (i) the Topgolf merger announced in October 2020; (ii) the Company’s cost reduction initiatives in response to the COVID-19 pandemic; (iii) the Company’s transition to its new North America Distribution Center; and (iv) the implementation of new IT systems for Jack Wolfskin. Appendix A to this Proxy Statement includes a reconciliation of Adjusted EBITDAS to the most directly comparable financial measures prepared in accordance with GAAP.

Annual Incentive for Ms. Harris-Jensbach. Ms. Harris-Jensbach’s target annual incentive award for 2020 was EUR 509,000, representing approximately 68% of her annual base salary. Her 2020 incentive opportunity was based upon measurement of overall Jack Wolfskin Adjusted EBIT, which is defined as Jack Wolfskin earnings before interest and taxes, in addition to costs associated with the implementation of new IT systems for Jack Wolfskin. The Jack Wolfskin Adjusted EBIT threshold, target and maximum levels for 2020 were EUR 13.6 million, EUR 16.1 million and EUR 18.1 million, corresponding to 50%, 100% and 125% payout levels, with payouts between levels interpolated on a straight line basis. Jack Wolfskin EBIT for 2020 was EUR (24.0) million, resulting in a 0% achievement percentage.

2020 Annual Incentive Payouts for NEOs

As a result of the unforeseen business impacts of the COVID-19 pandemic, the Company failed to achieve threshold level Adjusted EBITDAS performance required to fund annual incentive payouts to the NEOs. Similarly, Jack Wolfskin did not achieve threshold level Jack Wolfskin Adjusted EBIT performance required to fund an incentive for Ms. Harris-Jensbach. As a result, with the exception of Mr. Flannery, no annual incentives were earned by the NEOs for 2020. For 2020 only, Mr. Flannery received a guaranteed annual incentive of $150,000 pursuant to the terms of his negotiated compensation package in connection with the commencement of employment in 2020.

Long-Term Incentive

Overview

Consistent with the Compensation Committee’s goal of aligning executive compensation with long-term Company performance and with the Compensation Committee’s guiding principle that a majority of the long-term incentives should be performance-based and that all should be equity-based, the Compensation Committee determined to award PRSUs and RSUs to the NEOs in 2020, with the exception of Ms. Harris-Jensbach, who was in the final year of her employment agreement and did not receive any equity awards during 2020.

These awards were designed to motivate our executives to remain with the Company, achieve strong long-term operational performance and increase shareholder value. PRSUs tie executives to the interests of shareholders by focusing and rewarding our executives for achievement of key financial objectives that link to the creation of shareholder value. RSUs provide a retention incentive as they vest solely based upon continued service and upon vesting provide an ownership stake in the Company. They also further align the interests of the executives with those of the Company’s shareholders as the executives generally have the same long-term economic benefits and risks as those of a shareholder.

All executive officer awards in 2020 were made under the Callaway Golf Company Amended and Restated 2004 Incentive Plan, as amended (the “Equity Plan”). The 2020 awards granted to the NEOs were approved on January 30, 2020 and were granted on February 12, 2020, with the exception of Mr. Flannery, whose awards were granted on his hire date, February 21, 2020.

How the Awards are Determined

For each of the NEOs, the Compensation Committee sets a targeted long-term incentive award value. The targeted value for all of the Company’s officers generally varies by position and responsibility and is reviewed annually. In setting the targeted value, the Compensation Committee generally consults with its independent compensation consultant and periodically compares the targeted value to applicable market data, including broad industry data and, as warranted, data from the Compensation Comparison Group. It also considers the effect the long-term incentive element would have upon the executive’s total direct compensation.

The Compensation Committee then allocates the targeted long-term incentive award value between PRSUs and RSUs. The mix of the awards was intended to align with the Company’s philosophy that a majority of the long-term incentive awards for senior executives should be performance based. The target number of shares underlying the PRSUs and the number of shares underlying the RSUs is determined by multiplying the targeted long-term incentive award value by 55% and 45%, respectively, and dividing that number by the average closing price of the Common Stock for the 20-trading days immediately preceding the date on which the Compensation Committee approves the awards. A 20-trading day average price, as opposed to a single price on the approval date, is used to mitigate the potential impact of single trading day aberrations on the number of shares granted.

The table below sets forth the targeted long-term incentive value, the “target” number of PRSUs and the number of RSUs for each of the NEOs for 2020:

Name	2020 Targeted Long-Term Incentive Award Value	Target No. of Shares Underlying PRSUs(1)	No. of Shares Underlying RSUs
Oliver G. (Chip) Brewer III	$4,500,000	114,372	93,577
Brian P. Lynch	$750,000	19,062	15,596
Joseph B. Flannery	$500,000	12,708	10,397
Glenn F. Hickey	$500,000	12,708	10,397
Mark F. Leposky	$500,000	12,708	10,397

(1) As explained below, zero to 200% of the target number of shares underlying the PRSUs will be eligible to vest after three years with 50% of the PRSUs depending on the Company’s calculated three-year TSR relative to the calculated three-year TSR of the LTIP Reference Group over the three year performance period, and the remaining 50% of the PRSUs depending on the Company’s currency neutral adjusted EPS achievement over a three year performance period, with opportunities to bank a limited portion of the award based upon interim year performance.

The 2020 targeted long-term incentive value for all of the NEOs was increased from 2019 as a result of the increased revenue size and complexity of the business resulting from the acquisition of Jack Wolfskin, and a review of comparative compensation data by the Company’s outside compensation consultant. With the exception of Mr. Flannery, who was not employed by the Company in 2019, the changes in targeted long-term incentive award values from 2019 to 2020 are summarized in the table below.

Name	2019 Targeted Long-term Incentive Award Value	2020 Targeted Long-term Incentive Award Value	Value Change ($$)
Oliver G. (Chip) Brewer III	$4,000,000	$4,500,000	$500,000
Brian P. Lynch	$600,000	$750,000	$150,000
Glenn F. Hickey	$450,000	$500,000	$50,000
Mark F. Leposky	$450,000	$500,000	$50,000

2020 Long-Term Incentive Awards

Both RSUs and PRSUs are contingent rights to receive one share of Common Stock upon vesting of the applicable award.

RSUs. The RSUs granted in 2020 vest and the restrictions lapse in three equal annual installments commencing on the one-year anniversary of the grant date, subject to continued employment through each applicable vesting date. This schedule means that, to receive the full benefit of the RSUs, the recipient must generally perform three years of continuous service following the grant date.

PRSUs. The PRSUs granted in 2020 are subject to both service-based and performance-based vesting with performance tied to the measurement of two equally weighted performance metrics, currency neutral adjusted EPS and rTSR. Both are to be measured over a three-year performance period beginning January 1, 2020 and ending December 31, 2022.

The number of shares earned based on currency neutral adjusted EPS over the three-year period may vary from 0% to 200%. A portion may be “banked” at the end of each interim year based on currency neutral adjusted EPS achievement during the interim performance period relative to the threshold and target levels established by the Compensation Committee in January 2020. However, final vesting of the PRSUs will not occur until the end of the three-year performance period and will be subject to continued employment through that date. Banked awards cannot be decreased based on performance in subsequent years. In addition, banked awards during the first year of the three-year performance period are capped at 50% of the currency neutral adjusted EPS “target” award (i.e. 25% of the total target PRSU award), and cumulative banked awards after the second year of the three-year performance period are capped at 80% of the currency neutral adjusted EPS “target” award (i.e. 40% of the total target PRSU award). As such, vesting of the PRSUs tied to EPS above these levels can only be achieved if the Company’s cumulative currency neutral adjusted EPS performance is at or above the three-year target performance goal. The maximum award available based on currency neutral adjusted EPS performance alone would equate to no more than the overall total target PRSU award.

The TSR of the Company for the three-year performance period will be ranked on a percentile basis in comparison to the calculated TSR for companies listed in the LTIP Reference Group. There is no banking mechanism for the rTSR related award based on interim year performance. The number of shares earned based on the Company’s calculated rTSR over the three-year performance period compared to the companies listed in the LTIP Reference Group also may vary from 0% to 200%. The final calculation will be based only on those companies included in the LTIP Reference Group as of the end of the performance period, and therefore, if a company is removed from the index during the three-year performance period, they will be removed from the LTIP Reference Group for purposes of the final calculation. The performance goals for rTSR relative to the LTIP Reference Group, and related award levels, are detailed in the table below, with performance between levels interpolated on a straight-line basis.

Performance Period	No Payout	Threshold (50% Award)	Target (100% Award)	Maximum Award (200% Award)
2020 - 2022	Below 25th Percentile	25th Percentile	Median (50th Percentile)	75th Percentile or Above

The extent to which PRSUs are eligible to vest is determined based on the performance level achieved for each metric, and award levels are interpolated on a straight line basis for achievement between the respective threshold, target and maximum performance goals for each metric. Performance below the threshold performance goal for a particular metric results in no PRSUs tied to that metric being eligible to vest. If the Compensation Committee determines that vesting of the PRSUs is accelerated in connection with a change in control prior to the completion of the performance period for the performance metrics pursuant to the terms of the PRSU agreements, the value of the PRSUs will vest upon closure and be paid out at the target performance level.

In accordance with the terms of the plan, in evaluating the Company’s performance against the applicable currency neutral adjusted EPS goals, the Compensation Committee takes into consideration certain non-recurring items, including non-recurring transaction and transition expenses, non-cash purchase accounting expenses and other non-recurring expenses related to the OGIO, TravisMathew and Jack Wolfskin acquisitions; foreign currency rates; and tax rates.

2018 - 2020 LTIP Plan. The cumulative threshold, target, and maximum currency neutral adjusted EPS objectives, and the actual cumulative performance level, for the full three-year performance period that ended on December 31, 2020 are described in the table below. The Company exceeded the maximum currency neutral adjusted EPS objective, with final cumulative currency neutral adjusted EPS results of $2.83. The final cumulative currency neutral adjusted EPS, excluded costs related to intangible assets from the acquisitions of OGIO, TravisMathew and Jack Wolfskin, costs related to the non-cash discount on the convertible notes, one-time costs related to the Jack Wolfskin acquisition and Topgolf merger, costs related to severance expense related to the Company’s cost reduction initiatives in response to the COVID-19 pandemic, costs related to the implementation of new IT systems for Jack Wolfskin, and costs related to the Company’s transition to its new North America Distribution Center. In addition to the above exclusions, the results were adjusted for the 2018 budgeted foreign currency rates. On February 3, 2021, the Compensation Committee determined that, based on these results, the maximum 200% of the target 2018-2020 PRSUs were earned, and these units vested in February 2021.

Final 2018 - 2020 LTIP Plan Summary

	Threshold	Target	Maximum	Actual
Cumulative EPS	$1.77	$2.04	$2.28	$2.83
Award Level	50%	100%	200%	200%

2019 - 2021 LTIP Plan. The cumulative threshold and target currency neutral adjusted EPS objectives, and the actual cumulative performance level, for the two year period that ended on December 31, 2020 are described in the table below. As a result of the unforeseen business impact of the COVID-19 pandemic, incremental 2020 performance negatively impacted cumulative performance. As a result, for the two year period that ended on December 31, 2020, the Company did not achieve the cumulative threshold currency neutral adjusted EPS goal, with cumulative currency neutral adjusted EPS results of $1.74. The cumulative currency neutral adjusted EPS excluded costs related to the Jack Wolfskin acquisition, amortization costs related to the TravisMathew and OGIO acquisitions, and was adjusted for the 2019 budgeted foreign currency rates. Above target currency neutral adjusted EPS performance in the first year of the 2019-2021 PRSUs resulted in 50% of the EPS-related award (or 25% of the total overall target award) being banked at the end of 2019. On February 3, 2021, the Compensation Committee determined that, based on these results, no incremental EPS-based award shares would be banked for the cumulative 2019-2020 performance period. The previously banked 50% of the EPS-related units (25% of the total overall award) will vest on the third anniversary of the grant date, subject to continued employment through the vesting date.

2019 - 2021 LTIP EPS-Related Award Summary as of 12/31/2020

	Cumulative Metrics / Performance

Performance Period	Threshold	Target	Maximum	Actual
Year 1 - 2019	$0.86	$0.97	N/A	$1.10
Actual interim year award banking(1)	25%	50%	N/A	50%
Year 2 - 2020	$1.75	$2.00	N/A	$1.74
Cumulative actual interim years award banking(1)	40%	80%	N/A	50%

(1) EPS-related performance and banking levels above target not evaluated until completion of full three-year performance period. Awards banked in interim years cannot be reduced based on subsequent year performance.

These “banked” PRSUs from the 2019–2021 PRSU awards are reported in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2020 Table.” Each NEO remains eligible to vest in the remaining 2019-2021 PRSUs reflected in the original awards (up to a total of 200% of the “target” PRSUs) subject to the Company’s cumulative currency neutral adjusted EPS achievement and rTSR achievement during the remainder of the performance period. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2020 Table.” See “2020 Compensation Tables—Outstanding Equity Awards at Fiscal-Year End 2020 Table” below.

2020 - 2022 LTIP Plan. The threshold and target currency neutral adjusted EPS objectives for 2020, and the actual performance level, for the one year period that ended on December 31, 2020, are described in the table below. As a result of the unforeseen business impact of the COVID-19 pandemic, for 2020 the Company did not achieve the threshold currency neutral adjusted EPS threshold, with currency neutral adjusted EPS results of $0.68. The final cumulative currency neutral adjusted EPS excluded costs related to the Jack Wolfskin acquisition, amortization costs related to the TravisMathew and OGIO acquisitions, and was adjusted for the 2020 budgeted foreign currency rates. On February 3, 2021, the Compensation Committee determined that, based on such results, none of the target 2020-2022 PRSUs tied to currency neutral adjusted EPS performance (25% of the total target PRSU award) were deemed to be banked under the terms of the PRSUs.

2020 - 2022 EPS-Related Award Summary as of 12/31/2020

	Cumulative Metrics / Performance

Performance Period	Threshold	Target	Maximum	Actual
Year 1 - 2020	$0.81	$0.99	N/A	$0.68
Max / Actual Interim year award banking	25%	50%	N/A	0%

Each NEO remains eligible to vest in the remaining 2020-2022 PRSUs reflected in the original awards (up to a total of 200% of the “target” PRSUs) subject to the Company’s cumulative currency neutral adjusted EPS achievement and rTSR achievement during the remainder of the performance period, and subject to additional potential “banking” following the completion of each interim performance year. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal-Year End 2020 Table.” See “2020 Compensation Tables—Outstanding Equity Awards at Fiscal-Year End 2020 Table” below.

Dividend Equivalents

None of the PRSUs include dividend equivalents. Unvested RSUs granted to all of the Company’s employees, including the NEOs, have dividend equivalents in the form of additional RSUs. Dividend equivalents entitle holders of RSUs to the same dividend value per share as holders of Common Stock but are accrued in additional RSUs. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding unvested RSUs. The additional RSUs accrued in respect of dividends are accumulated and issued when and to the extent the underlying RSUs vest. In August 2020, as part of the Company’s effort to manage costs and capital allocation most efficiently, the Company announced the cessation of its quarterly dividends.

Benefits and Perquisites

Various benefits are established for the NEOs to enhance productivity, provide for healthcare needs, and encourage work/life balance. Consistent with the benefits provided to other U.S. employees, the Company’s primary benefits for executives include the Company’s health, dental and vision plans, and various insurance plans, including life, long-term disability, and accidental death and dismemberment insurance, as well as paid time off. Ms. Harris-Jensbach received health insurance at Company expense, an automobile allowance, travel reimbursement and life and accident insurance at Company expense. The Company covers the costs of an annual physical, the costs of tax and estate planning fees, and, consistent with the Company’s position as a leader in the golf industry, many executives are provided subsidized country club memberships or a limited amount of green fee reimbursements and a limited amount of the Company’s products. The Company from time to time provides other benefits to employees or officers as a group or to an individual officer as warranted. See the “2020 Compensation Tables—2020 Summary Compensation Table,” below for additional information about the value of benefits and perquisites provided to the NEOs in 2020.

Retirement Plans

The Company does not provide the executive officers with any defined benefit pension plans or supplemental executive retirement plans, or other similar types of retirement benefits. The only retirement benefit the Company currently provides the NEOs, except for Ms. Harris-Jensbach, is the right to participate in the Company’s 401(k) Retirement Investment Plan. This retirement benefit is provided to all US Company employees and, except for Ms. Harris-Jensbach, the NEOs’ right to participate is the same as other Company employees.

The Company’s 401(k) plan allows participants to contribute a portion of their compensation into the plan with the Company providing a matching contribution up to 3% of the participant’s compensation (subject to a maximum matching contribution of up to $8,550 in 2020). The funds held in the 401(k) plan are invested through Vanguard in various funds selected by the participant. The Company suspended the 401(k) plan match for all employees, except for employees who are unionized and are covered under a collective bargaining agreement, effective with the bi-weekly pay period beginning April 13, 2020, in light of the business and financial uncertainties created by the COVID-19 pandemic. The suspension remained in place through December 31, 2020, and starting January 1, 2021, the 401(k) plan match was reinstated.

Employment and Change in Control Agreements

Employment Agreements of NEOs other than Ms. Harris-Jensbach

The Company has entered into an employment agreement with each of the NEOs, copies of which have been filed with the SEC. The Company believes that employment agreements are beneficial to it as they provide, among other things, protections related to the Company’s trade secrets and intellectual property. Each employment agreement generally requires the executive officer to devote his or her full productive time and best efforts to the Company, to hold in confidence all trade secrets and proprietary information he or she receives from the Company and to disclose and assign to the Company any inventions and innovations he or she develops during the course of employment with the Company. The employment agreements set forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that the executive officer is entitled to as described above. The employment agreements also set forth the benefits and rights the executive officer is entitled to upon termination of employment and upon a change-in-control of the Company. These rights are described below, and tables quantifying the potential payments to the NEOs upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement.

Termination of Employment Generally other than Ms. Harris-Jensbach

In general, whether a NEO is entitled to severance benefits upon termination of employment depends upon the reason for the termination of employment. If an executive voluntarily resigns without “good reason” or the Company terminates the executive’s employment for “substantial cause,” then the executive is generally not entitled to any severance benefits. If the Company terminates the executive’s employment without substantial cause or if the executive resigns for good reason or because the Company elected not to renew the executive’s employment agreement at the expiration of its term, then the executive is generally entitled to severance benefits described below.

“Substantial cause” means the executive’s (i) failure to substantially perform the executive’s duties, (ii) material breach of the executive’s employment agreement, (iii) misconduct, including use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board or any governmental or regulatory agency. “Good reason” means a material breach of the employment agreement by the Company, and with respect to Mr. Brewer, also means any material diminishment in his position or duties or any requirement that he relocate his principal residence.

The severance benefits to which the NEOs may be entitled are based upon an assessment of competitive market terms and a determination of what is needed to attract and retain the executive officers. Having negotiated these terms in advance allows for an orderly and amicable separation and, with respect to certain of these benefits, for the obtainment for the Company’s benefit of a release of claims, and provides an incentive for the executive not to compete with the Company.

Termination Event	Cash Payments	Equity Award Vesting	Other Benefits
By executive without “good reason” or by Company with “substantial cause”	None.	None.	None.
By the Company without “substantial cause,” by executive for “good reason,” or failure by the Company to renew expired employment agreement

An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)

Severance Payment:

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer).(2)

Incentive Payment:

A payment of .50 times (.75 times for Mr. Brewer) the sum of his most recent base salary and annual target incentive payable over 12 months (18 months for Mr. Brewer) (the “Incentive Payments”)(3)

Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of
		termination.(1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 12 months (18 months for Mr. Brewer) and outplacement services for one year.(2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met. Performance-based awards will only accelerate to the extent the underlying performance objectives are achieved.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable so long as the executive chooses not to engage in any business that competes with the Company.

Termination of Employment Due to Disability or Death other than Ms. Harris-Jensbach

In the event of a NEO’s permanent disability, the executive is generally entitled to the following benefits (i) a cash payment based on the incentive payment the executive would have received in light of the Company’s actual performance as measured against the requirements of the annual incentive plan and pro-rated to the date of permanent disability; (ii) a lump sum payment equal to six months of then current base salary; (iii) the vesting of all unvested long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to the employment agreement for 12 months (18 months for Mr. Brewer) from the date of permanent disability; and (iv) the payment of premiums owed for COBRA insurance benefits for 12 months (18 months for Mr. Brewer) from the date of permanent disability. The payment of any benefits described in clauses (i) and (iii) above will be paid after the completion of the relevant performance period and the evaluation of whether, and the degree to which, the performance criteria have been met.

In the event of a NEO’s death, the executive’s estate is generally entitled to accelerated vesting of all service-based full value long-term incentive awards held by the executive.

Change-in-Control Arrangements with NEOs other than Ms. Harris-Jensbach

To provide independent leadership consistent with the shareholders’ best interests in the event of an actual or threatened change-in-control of the Company, the Company’s employment agreements with its officers, including the NEOs, provide certain protections in the event of a change-in-control. A “change-in-control” of the Company is defined, in general, as the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, the incumbent members of the Board cease to constitute a majority of the Board, certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company.

The Company’s change-in-control benefits require a double trigger prior to payment. In other words, there must be a change-in-control and a “termination event” (described below) within one year following a change-in-control. A “termination event” generally means the occurrence of any of the following within one year of the change-in-control: (i) the termination without substantial cause or a material breach of the employment agreement by the Company, (ii) failure by the successor company to assume the employment agreement, (iii) any material diminishment in the position or duties that the executive had immediately prior to the change-in-control, (iv) any reduction in compensation or benefits, or (v) any requirement that the executive relocate his principal residence.

In the event there is such a change-in-control and termination event, each named executive officer currently employed by the Company is generally entitled to the following benefits:

Cash Payments	Equity Award Vesting	Other Benefits

An amount equal to the annual incentive payment the executive would have received in the then-current year in light of the Company’s actual performance as measured against the requirements of the annual incentive plan, pro-rated to the date of termination.(1)

Severance Payment:

A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months.(2)

Incentive Payment:

A payment of 1.0 times the sum of the most recent base salary and annual target incentive payable over 24 months(3)

	Accelerated vesting of all long-term incentive compensation awards held by the executive that would have vested had the executive continued to perform services pursuant to his employment agreement for 12 months (18 months for Mr. Brewer) from the date of termination.(1)	Payment of COBRA and/or CalCOBRA premiums and the continuation of the financial, tax and estate planning services benefit for 24 months and outplacement services for one year.(2)

(1) These benefits will be paid after the completion of the relevant performance period and after the evaluation of whether, and the degree to which, the performance criteria have been met.

(2) Subject to the executive executing a release of claims in favor of the Company, the executive not engaging in any disparaging conduct or communications and his compliance with certain other requirements of his employment agreement.

(3) Payable so long as the executive chooses not to engage in any business that competes with the Company.

Our current form of long-term equity award agreements provide that upon a change-in-control the Compensation Committee will determine (based upon the nature of the change-in-control transaction) whether the awards are assumed or continued or a substitute award is issued or whether, in the event the awards are not assumed or continued or substituted for, the awards vest on an accelerated basis. For this purpose, if the Compensation Committee determines that the awards vest on an accelerated basis, performance awards will vest at “target” if the performance period has not been completed. In addition, for awards that are assumed, continued or substituted for in a change-in-control, our current form of long-term equity award agreements provide for accelerated vesting in the event of an executive’s termination other than for substantial cause or resignation for good reason, in either case within one year following a change-in-control (with the PRSUs vesting at “target” levels), which acceleration is in addition to the accelerated vesting provided in the employment agreements. The Company’s 401(k) Retirement Investment Plan also provides for full vesting of all participant accounts immediately prior to a change-in-control (as defined in the plan).

Managing Director Agreement with Ms. Harris-Jensbach; Consulting Agreement with Ms. Harris-Jensbach

The Company entered into a Managing Director Agreement with Ms. Harris-Jensbach, a copy of which has been filed with the SEC. Her Managing Director Agreement set forth the base salary, incentive compensation, and, in general terms, the benefits and perquisites that she was entitled to during her employment. The Managing Director Agreement also sets forth the benefits and rights she was entitled to upon termination of employment. These rights are described below, and tables quantifying the potential payments to her upon the occurrence of such events are included with the other compensation tables included in this Proxy Statement. The Managing Director Agreement expired by its terms on December 31, 2020.

Under her Managing Director Agreement, Ms. Harris-Jensbach was entitled to certain termination benefits upon termination of employment depending upon the reason for the termination of employment. If she voluntarily resigned or the Company terminated her employment for “good cause,” then she was generally not entitled to any termination benefits. The Managing Director Agreement also contained post-termination nonsolicitation covenants that continue for 18 months and noncompetition covenants that continue for 12 months (unless the Company elected to waive the non-compete in which case the Company’s payment obligation is reduced as set forth in the chart below).

Ms. Harris-Jensbach’s employment terminated effective December 31, 2020 as a result of the expiration of the term of her Managing Director Agreement. Because her employment terminated as a result of the expiration of the term of the agreement, and because the Company timely waived the post-termination non-compete provisions in the Managing Director Agreement, she is not entitled to any post-termination benefits under the Managing Director Agreement. Effective January 1, 2021, the Company entered into a consulting agreement with Ms. Jensbach-Harris pursuant to which she will provide consulting services for one year following her termination of employment, in exchange for consulting fees of €100,000 (or U.S. $114,145 using the 2020 average exchange rate of EUR 1 = 1.14145 USD).

Governance and Other Considerations

Clawbacks

Each of the employment agreements for our U.S.-based NEOs contains “clawback” provisions. If the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the U.S. securities laws as a result of the intentional misconduct or gross negligence of a NEO, then the applicable NEO is required to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation paid based upon such erroneously stated financial information, (ii) any incentive or incentive compensation or equity compensation received by the applicable NEO during the 12-month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement, (iii) any profits realized from the sale of Company securities during that same 12-month period, and (iv) if the individual’s employment is terminated, the right to receive special severance and incentive payments and any unvested and/or unexercised long-term incentive compensation awards.

In addition, if the NEO is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the United States securities laws as a result of misconduct of such NEO (within the meaning of Section 304, but other than as a result of intentional misconduct or gross negligence (which are covered by the paragraph above)), then the applicable individual is required, by Section 304, to forfeit and reimburse the Company for all of the following: (i) any incentive or incentive compensation or equity compensation received by Employee during the twelve (12) month period following the earlier of the first public issuance or filing with the SEC of the financial document embodying the financial reporting requirement and (ii) any profits realized from the sale of Company securities during that same twelve (12) month period.

Risk Assessment of Compensation Programs

The Company has determined that its compensation policies, plans and practices are consistent with the Company’s strategic objectives, are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s human resources and law departments conducted their annual review of the compensation policies, plans and practices for its executive officers, as well as for all other employees, and then discussed their findings with the Company’s Chief Executive Officer, the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Company identified its compensation policies, plans and practices that: covered its employee population; were structured differently from those of other business units; or represented a significant portion of its compensation expense. The Company then assessed the risk-taking incentives inherent in the design and operation of these policies, plans and practices, including the following features of such policies, plans and practices: design, payment methodology, potential payment volatility, relationship to financial results, length of performance period, performance measures and goals, oversight and controls, and plan features and values compared to market practices. The Company also assessed the various controls that mitigate risks relating to compensation policies, plans and practices, such as executive stock ownership guidelines and forfeiture provisions contained in the employment agreements of the named executive officers that enable the recovery of certain incentive compensation payments in certain circumstances.

Based on this review, the Company believes that its compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion is based on, among other things, the approach employed by the Company in developing its compensation policies and practices, including the following:

•

In setting these policies and practices, the Company was careful to ensure that they were consistent with the Company’s strategic objectives and that none of the policies or practices varied significantly from the overall risk and reward structure of the Company. As a result, by design, no individual award is large enough such that its value could create material financial risk to the Company.

•

The Company employed a balanced approach to its policies and practices. More specifically, in setting these policies and practices, the Company balanced short-term and long-term incentives; cash and stock-based compensation; service-based and performance-based compensation; and corporate and individual performance incentives. The Company believes that this overall balanced approach significantly reduces the risk that the Company’s compensation policies or practices could have a material adverse effect on the Company.

•	The Company’s performance incentive plans could not be easily manipulated as they provide for a minimum level of overall corporate profitability before any payout occurs.

•

The Company believes that certain of its policies and programs, such as its stock ownership guidelines and compensation forfeiture provisions applicable to certain senior officers, also mitigate any risk-taking incentive inherent in any compensation policies or practices.

•

The Compensation Committee, which is comprised solely of independent directors, has the authority in certain circumstances to consider factors outside of the incentive plans and to exercise discretion to adjust the funding of incentive awards.

Excise Taxes

The employment agreements for the NEOs do not obligate the Company to provide indemnification for excise taxes. Furthermore, the employment agreements for the NEOs provide that to the extent that any or all of the change-in-control payments and benefits provided to the executive under the employment agreement or any other agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such change-in-control payments and benefits would be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax.

Stock Ownership Guidelines

The Board previously adopted updated stock ownership guidelines after review and consultation with our independent compensation consultant regarding best practices. Per guidelines, which increased holding requirements for non-employee directors and executive officers, the Company’s executive officers are required to own Common Stock interests with a value equal to at least the following minimum amounts:

Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary

The minimum share ownership amounts are required to be achieved within five years of an individual first becoming subject to these guidelines. Compliance with these guidelines is assessed on an annual basis. At the time compliance was assessed in 2020, all of the NEOs were in compliance with these guidelines. For more information regarding the stock ownership guidelines, see “Board of Directors and Corporate Governance—Stock Ownership Guidelines,” above.

Policy on Speculative Trading Activities—Anti-Hedging and Pledging Policy

The Company’s insider trading policy provides, among other things, that directors, officers and other employees may not engage in certain types of speculative activities with respect to the Company’s securities, including short sales, transactions in put options, call options or other derivative securities, hedging transactions, pledging of Company stock as collateral for a loan, or holding shares of Company stock in a margin account.

Tax Deductibility of Executive Compensation.

In designing and approving the Company’s executive compensation plans, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the ”covered employees.” Although the tax deductibility of executive compensation is an important consideration, the Compensation Committee may approve compensation that does not qualify for deductibility where it is appropriate to do so.

2020 COMPENSATION TABLES

2020 Summary Compensation Table

The following table summarizes the compensation paid to or earned by the Company’s NEOs. For a description of the components of the Company’s 2020 executive compensation program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2020 Executive Compensation Program.”

Name and Principal Position(a)	Year(b)	Salary(1)(c)	Bonus(d)		Stock Awards (2)(e)	Option Awards(f)	Non-Equity Incentive Plan Compen- sation(3)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(h)	All Other Compen- sation (4)(5)(i)		Total(j)

Oliver G. (Chip) Brewer III	2020	$761,475	$—		$4,098,675	$—	$—	$—	$69,231	(6)	$4,929,381
President and Chief	2019	$895,205	$—		$3,843,484	$—	$1,023,660	$—	$68,965		$5,831,314
Executive Officer	2018	$845,205	$—		$3,617,313	$—	$1,700,000	$—	$67,038		$6,229,556

Brian P. Lynch	2020	$488,361	$—		$683,109	$—	$—	$—	$30,360	(7)	$1,201,830
Executive Vice President	2019	$473,564	$—		$576,511	$—	$343,805	$—	$35,350		$1,429,230
and Chief Financial Officer	2018	$445,205	$—		$465,090	$—	$585,000	$—	$35,660		$1,530,955

Joseph B. Flannery	2020	$408,611	$200,000	(8)	$433,912	$—	$—	$—	$276,634	(9)	$1,319,157
Executive Vice President,
Global Apparel and Soft
Goods

Glenn F. Hickey	2020	$432,006	$—		$455,400	$—	$—	$—	$12,847	(10)	$900,253
Executive Vice President,	2019	$439,469	$—		$432,388	$—	$255,915	$—	$15,655		$1,143,427
Callaway Golf

Mark F. Leposky	2020	$432,006	$—		$455,400	$—	$—	$—	$11,787	(11)	$899,193
Executive Vice President,	2019	$448,571	$—		$432,388	$—	$255,915	$—	$15,457		$1,152,331
Global Operations	2018	$434,077	$—		$361,741	$—	$478,605	$—	$14,416		$1,288,839

Melody Harris-Jensbach	2020	$856,088	$—		$—	$—	$—	$—	$120,470	(12)	$976,558
Former CEO, Jack	2019	$839,603	$246,283		$930,680	$—	$113,962	$—	$13,641		$2,144,169
Wolfskin

(1)

In response to the unforeseen business impact of the COVID-19 pandemic, the NEOs voluntarily took short term pay reductions as part of the broader Company-wide expense reduction initiatives. With the exception of Mr. Brewer, effective in April, base salaries were reduced by 20% for the three-month period of April through June, and by 10% for the three-month period of July through September. Mr. Brewer’s base salary was reduced to zero from April through May, was restored to 60% of his base salary rate for the month of June, and 80% of his base salary rate from July through September. All NEO salaries were restored to pre-reduction levels as of October 2020, but no true-up payments were made to the NEOs for their voluntarily reduced salaries.

(2)

Represents the aggregate grant date fair value of RSUs and PRSUs calculated for financial reporting purposes for the year in accordance with Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See Note 16, “Share-Based Compensation,” to the Company’s Audited Consolidated Financial Statements set forth in the 2020 Form 10-K for information concerning the ASC 718 values. With respect to the PRSUs granted in 2019 and 2020, the number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics, currency neutral adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period measured from January 1 of the year of grant, with the opportunity to bank a limited portion of the award tied to currency neutral adjusted EPS based upon interim year performance. The grant date fair value of the PRSUs included in this column (e) that are tied to cumulative currency neutral adjusted EPS objectives, was calculated based on the probable achievement of the performance goals as determined at the date of grant, which was determined to be the target level of performance. The grant date fair value of the PRSUs that are tied to rTSR, was calculated using the Monte Carlo simulation which utilizes the stock volatility, dividend yield and market correlation of the Company and the Company’s peer group. For the awards granted during the year ended December 31, 2020, such inputs consisted of: (a) an expected term that was based on the actual three-year term of the award; (b) a risk-free interest rate of 1.42% derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (c) a dividend yield of 0.2% based on historic and future dividend yield estimates; (d) stock price volatility of 31% based on an analysis of the historical stock price volatility of the Company and each company in the LTIP Reference Group over the three years prior to the date of grant to conform to the term of the awards; and (e) initial TSR performance of -6.0% based on the actual historical TSR performance for the Company and each company in the LTIP Reference Group. For the awards granted during the year ended December 31, 2019, such inputs consisted of: (a) an expected term that was based on the actual three-year term of the award; (b) a risk-

free interest rate of 2.43% derived from the yield on U.S. government bonds of appropriate term from the U.S. Department of Treasury; (c) a dividend yield of 0.2% based on historic and future dividend yield estimates; (d) stock price volatility of 29% based on an analysis of the historical stock price volatility of the Company and each company in the LTIP Reference Group over the three years prior to the date of grant to conform to the term of the awards; and (e) initial TSR performance of -5.3% based on the actual historical TSR performance for the Company and each company in the LTIP Reference Group. Based on this methodology, the valuation of the PRSUs tied to rTSR performance granted during the fiscal year ended December 31, 2019 was 111.8% of the closing price of the Company’s stock on the date of grant. The highest level of performance that may be achieved for the PRSUs is 200% of the target. The grant date fair values for the PRSUs granted during 2020 (assuming performance at the maximum level) was $4,909,990 for Mr. Brewer, $818,332 for Mr. Lynch, $545,554 for each of Messrs. Leposky and Hickey, and $533,736 for Mr. Flannery.

(3)

The amounts in this column represent the actual amounts earned under the Company’s annual incentive program for the applicable year. No amounts were paid to our NEOs earned under the annual incentive program for 2020. For additional information regarding this program, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2020 Executive Compensation Program—Annual Incentive.”

(4)

Includes perquisites and personal benefits. All NEOs were eligible to receive any or all of the following perquisites during all or a portion of 2020, subject to certain cost and other limitations set forth in the Company’s internal policies: (a) tax and estate planning services, (b) the reimbursement of country club dues and golfing fees, and (c) supplemental long-term disability insurance. Additional types of perquisites and personal benefits granted to individual NEOs are disclosed and quantified in additional footnotes to this table, in accordance with applicable SEC disclosure requirements.

(5)

The Company believes the dollar value of dividends paid or accrued on the stock awards reported in column (e) is factored into the grant date fair value of the stock awards reported in those columns. Accordingly, the dollar value of dividends paid or accrued is not reported as “All Other Compensation” in this column (i).

(6)

Consists of (i) a $7,404 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) an allowance of $26,634 paid to Mr. Brewer for business expenses not otherwise reimbursable under the Company’s policies, and (iii) $35,193 of perquisites and other personal benefits comprised of items (a), (b), and (c) described in footnote 4.

(7)

Consists of (i) a $4,673 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $25,081 of total perquisites and other personal benefits comprised of items (a) and (b) described in footnote 4, and (iii) $606 of paid-time-off paid out during 2020.

(8)

The amount in column (d) is comprised of a guaranteed discretionary bonus of $150,000 paid to Mr. Flannery under the Company’s annual incentive plan, in addition to a one-time retention bonus of $50,000, which is conditional on Mr. Flannery completing two years of employment. Should Mr. Flannery voluntarily leave the Company within the two-year period, Mr. Flannery would need to repay a pro-rated portion of the retention bonus based on the number of months of employment completed at the time of termination.

(9)

Consists of (i) a $508 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) relocation costs of $145,769 to assist with the relocation of Mr. Flannery’s family to San Diego County, California, (iii) $36,322 for the reimbursement of costs related to commuting, spousal travel, meals and gifts, (iv) an income tax gross-up in the amount of $93,527 for income imputed under IRS regulations in connection with Mr. Flannery’s relocation costs under clauses (ii) and (iii), and (iv) $508 of paid-time-off paid out during 2020.

(10)

Consists of (i) a $4,219 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $8,096 of total perquisites and other personal benefits comprised of items (b) and (c) described in footnote 4, and (iii) $532 of paid-time-off paid out during 2020.

(11)

Consists of (i) a $4,219 Company matching contribution under its 401(k) Retirement Investment Plan, (ii) $6,149 of total perquisites and other personal benefits comprised of item (b) described in footnote 3, and (iii) $1,419 of paid-time-off paid out during 2020.

(12)

Consists of perquisites and benefits including (i) $2,377 for a directors and officers insurance policy, (ii) $1,677 for the reimbursement of costs related to life and accident insurance policies, (iii) the related tax gross-up of $1,515 for income imputed under local income tax laws in Germany, (iv) $575 for lease payments in connection with the use of a Company car, and (v) $181 for personal travel expenses. In addition, Ms. Harris-Jensbach is entitled to compensation in the amount of €100,000 (or U.S. $114,145 using the 2020 average exchange rate as provided below) pursuant to the terms of a consulting agreement executed in connection with Ms. Harris-Jensbach’s departure from the Company. Amounts reported for Ms. Harris-Jensbach were paid in Euros and were converted to US Dollars using the 2020 average exchange rate of EUR 1 = 1.14145 USD.

Grants of Plan-Based Awards in Fiscal Year 2020

The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity and equity incentive plans during fiscal year 2020. For additional information concerning the annual and long-term incentives included in the Company’s executive compensation programs, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2020 Executive Compensation Program.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Oliver G. (Chip) Brewer III	N/A(2)	625,000	1,250,000	2,500,000
	2/12/2020(3)				57,186	114,372	228,744		2,254,272
	2/12/2020(4)							93,577	1,844,403
Brian P. Lynch	N/A(2)	196,875	393,750	787,500
	2/12/2020(3)				9,531	19,062	38,124		375,712
	2/12/2020(4)							15,596	307,397
Joseph B. Flannery	N/A(2)	132,000	264,000	528,000
	2/21/2020(3)				6,354	12,708	25,416		238,656
	2/21/2020(4)							10,397	195,256
Glenn F. Hickey	N/A(2)	138,375	276,750	553,500
	2/12/2020(3)				6,354	12,708	25,416		250,475
	2/12/2020(4)							10,397	204,925
Mark F. Leposky	N/A(2)	138,375	276,750	553,500
	2/12/2020(3)				6,354	12,708	25,416		250,475
	2/12/2020(4)							10,397	204,925

(1)	The Compensation Committee approved the grants of the equity-based awards to the NEOs as of January 30, 2020 for each NEO.

(2)

The amounts shown in this row reflect the estimated threshold, target and maximum amounts that could have been paid to the NEO under the 2020 annual incentive program, the material terms of which are described under “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2020 Executive Compensation Program—Annual Incentive.”

(3)

The amounts shown represent the threshold, target and maximum number of shares subject to PRSU awards granted to the NEOs in 2020. The number of PRSUs that will be eligible to vest is determined based on the measurement of two equally weighted metrics, currency neutral adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group, over a three-year performance period beginning January 1, 2020 and ending December 31, 2022. The allocated PRSUs measured against currency neutral adjusted EPS performance will have the opportunity to bank a limited portion of the award based upon interim year performance; however there is no banking mechanism for the allocated PRSUs measured against rTSR performance based on interim year performance. Each PRSU represents the right to receive one share of Common Stock upon vesting of the award. Subject to the achievement of the requisite performance, the PRSUs are scheduled to vest on the third anniversary of the grant date. PRSUs do not have voting rights or dividend equivalent rights. See “Executive Officer Compensation-Compensation Discussion and Analysis-Components of the 2020 Executive Compensation Program-Long-Term Incentive.”

(4)

The amounts shown reflect the number of shares underlying RSU awards granted to the NEOs in 2020. Each RSU represents the right to receive one share of Common Stock upon vesting of the award. These RSUs vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date), subject to continued employment through the vesting date. RSUs do not have voting rights, but do accrue dividend equivalent rights in the form of additional RSUs. The additional RSUs vest only to the extent the underlying RSUs vest. The RSUs granted in 2020 accrued dividend equivalent rights during 2020, but the amounts shown do not include the additional RSUs accrued. See “Executive Officer Compensation—Compensation Discussion and Analysis—Components of the 2020 Executive Compensation Program—Long-Term Incentive” and the table below entitled “Outstanding Equity Awards at Fiscal Year-End 2020” for information regarding accrued dividend equivalent rights.

Outstanding Equity Awards at Fiscal Year-End 2020

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexcercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Oliver G. (Chip) Brewer III	2/12/2020(4)	—	—	—	—	—	—	$—	114,372	$2,746,072
	2/12/2020(5)	—	—	—	—	—	93,692	$2,249,545	—	—
	2/8/2019(6)	—	—	—	—	—	33,743	$810,169	101,226	$2,430,436
	2/8/2019(5)	—	—	—	—	—	73,878	$1,773,811	—	—
	2/9/2018(7)	—	—	—	—	—	268,854	$6,455,185	—	$—
	2/9/2018(5)	—	—	—	—	—	36,870	$885,249	—	—
	2/1/2013	497,537	—	—	$6.52	2/1/2023			—	—

Brian P. Lynch	2/12/2020(4)	—	—	—	—	—	—	$—	19,062	$457,679
	2/12/2020(5)	—	—	—	—	—	15,615	$374,916	—	—
	2/8/2019(6)	—	—	—	—	—	5,062	$121,539	15,183	$364,543
	2/8/2019(5)	—	—	—	—	—	11,081	$266,055	—	—
	2/9/2018(7)	—	—	—	—	—	34,568	$829,978	—	$—
	2/9/2018(5)	—	—	—	—	—	4,740	$113,807	—	—
	8/1/2017(8)	—	—	—	—	—	39,372	$945,322	—	—

Joseph B. Flannery	2/21/2020(4)	—	—	—	—	—	—	$—	12,708	$305,119
	2/21/2020(5)	—	—	—	—	—	10,403	$249,776	—	—

Glenn F. Hickey	2/12/2020(4)	—	—	—	—	—	—	$—	12,708	$305,119
	2/12/2020(5)	—	—	—	—	—	10,410	$249,944	—	—
	2/8/2019(6)	—	—	—	—	—	3,796	$91,142	11,388	$273,426
	2/8/2019(5)	—	—	—	—	—	8,311	$199,547	—	—
	2/9/2018(7)	—	—	—	—	—	26,886	$645,533	—	$—
	2/9/2018(5)	—	—	—	—	—	3,687	$88,525	—	—

Mark F. Leposky	2/12/2020(4)	—	—	—	—	—	—	$—	12,708	$305,119
	2/12/2020(5)	—	—	—	—	—	10,410	$249,944	—	—
	2/8/2019(6)	—	—	—	—	—	3,796	$91,142	11,388	$273,426
	2/8/2019(5)	—	—	—	—	—	8,311	$199,547	—	—
	2/9/2018(7)	—	—	—	—	—	26,886	$645,533	—	$—
	2/9/2018(5)	—	—	—	—	—	3,687	$88,525	—	—
	2/6/2017(9)	—	—	—	—	—	22,318	$535,855	—	—

Melody Harris-Jensbach	2/8/2019(10)	—	—	—	—	—	—	$—	30,675	$736,507
	2/8/2019(11)	—	—	—	—	—	24,626	$591,276	—	—

(1)	Stock options generally have a ten-year term from the date of grant.

(2)

Upon termination of employment, the NEO generally has until the earlier of one year from the date of termination or the option expiration date to exercise his vested options. However, the options may be cancelled and rescinded and proceeds may be forfeited if the NEO improperly discloses or misuses the Company’s confidential information or trade secrets. See “Governance and Other Considerations—Clawbacks,” above.

(3)	Market value based on $24.01 per share, which was the closing market price of the Common Stock on December 31, 2020, which was the last business day of 2020.

(4)

Amounts represent PRSU awards granted in 2020 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics, currency neutral adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2020 and ending December 31, 2022, with the opportunity to bank the PRSU awards vesting based upon interim year performance relative to the currency neutral adjusted EPS objective. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. None of the PRSUs were banked based on 2020 performance. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number of PRSUs and market value of $24.01 as of December 31, 2020 for each NEO would be as follows: Mr. Brewer, 228,744 PRSUs, $5,492,143; Mr. Lynch, 38,124 PRSUs, $915,357; Mr. Flannery, 25,416 PRSUs, $610,238; Mr. Hickey, 25,416 PRSUs, $610,238; and Mr. Leposky, 25,416 PRSUs, $610,238. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(5)

Amounts represent RSU awards that generally vest ratably over a three-year period (with one-third of the underlying units vesting on each of the first three anniversaries of the grant date, subject to continued employment through the vesting date), including additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(6)

Amounts represent PRSU awards granted in 2019 that generally vest in full on the third anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that are eligible to vest will be determined based on the measurement of two equally weighted metrics, currency neutral adjusted EPS and the Company’s calculated rTSR ranked on a percentile basis against the calculated TSR for the companies listed in the LTIP Reference Group over a three-year performance period beginning January 1, 2019 and ending December 31, 2021, with the opportunity to bank the PRSU awards vesting based upon interim year performance relative to the currency neutral adjusted EPS objective. A NEO may be eligible to vest in up to 200% of the “target” PRSUs subject to these awards. On January 30, 2020, the Compensation Committee determined that 25% of the “target” PRSUs were deemed to be achieved under the terms of the PRSUs as a result of the Company’s currency neutral adjusted EPS performance during 2019. As a result, 25% of the “target” number of PRSUs were ”banked” and converted to time-based units that will vest on the third anniversary of the grant date, subject to continued employment through the vesting date. These “banked” PRSUs are reported in the “Number of Shares or Units of Stock That Have Not Vested” column as they remain subject to time-based vesting. Each NEO remains eligible to vest in the remaining PRSUs subject to the original award (up to a total of 200% of the “target” PRSUs) subject to achievement of the performance goals. The number of PRSUs in which a NEO remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. If the number of PRSUs in which a NEO remains eligible to vest was reported assuming performance at the “maximum” level, the number of PRSUs and market value of $24.01 as of December 31, 2020 for each NEO would be as follows (which numbers do not include any “banked” shares, as those shares are reflected in the column titled “Number of Shares or Units of Stock That Have Not Vested” to the left): Mr. Brewer, 236,195 PRSUs, $5,671,042; Mr. Lynch, 35,428 PRSUs, $850,626; Mr. Hickey, 26,572 PRSUs, $637,994; and Mr. Leposky, 26,572 PRSUs, $637,994. The awards are subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(7)

Amounts represent PRSU awards granted in 2018 that vested in February 2021 on the third anniversary of the grant date. Each PRSU represented the right to receive one share of Common Stock upon vesting. The number of PRSUs that were eligible to vest was determined based on the Company’s currency neutral adjusted EPS achievement over the three-year performance period from January 1, 2018 through December 31, 2020. In February 2021, the Compensation Committee determined that performance relative to such criteria was achieved at the maximum level and, as a result, 200% of the “target” number of PRSUs were earned and vested in February 2021 on the third anniversary of the grant date, subject to continued employment through the vesting date, which number is reported in this row. The awards were subject to accelerated vesting as described under “Executive Officer Compensation-Compensation Discussion and Analysis-Severance Arrangements” and “-Change-in-Control Arrangements.”

(8)

Amount represents RSU award that vests in full on the fifth anniversary of the grant date and includes additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the fifth anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(9)

Amount represents RSU awards that vest on February 6, 2021; and include additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. No portion of the awards vest prior to the third anniversary of the grant date, subject to accelerated vesting as described under “Executive Officer Compensation—Compensation Discussion and Analysis—Severance Arrangements” and “—Change-in-Control Arrangements.”

(10)

Amounts represent PRSU awards granted in 2019 that generally vest in full on the fifth anniversary of the grant date. Each PRSU represents the right to receive one share of Common Stock upon vesting. The number of PRSUs that will be eligible to vest is determined using Jack Wolfskin Adjusted EBITDAS over a cumulative five-year performance period beginning January 1, 2019 and ending December 31, 2023. The number of PRSUs in which Ms. Harris-Jensbach remains eligible to vest is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column assuming performance at the “target” level. Ms. Harris-Jensbach forfeited all of these awards in connection with her termination of employment on December 31, 2020.

(11)

Amount represents RSU award that vests in full on the fifth anniversary of the grant date and includes additional shares that may be issued pursuant to accrued dividend equivalent rights. Each RSU represents the right to receive one share of Common Stock upon vesting. Ms. Harris-Jensbach forfeited all but of these awards in connection with her termination of employment on December 31, 2021.

Option Exercises and Stock Vested in Fiscal Year 2020

The following table sets forth information regarding options and stock appreciation rights exercised and stock awards vested during fiscal year 2020 for the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)(1)	Value Realized on Vesting ($)(2)
Oliver G. (Chip) Brewer III	—	—	405,876	$8,507,651
Brian P. Lynch	—	—	49,019	$1,026,254
Joseph B. Flannery	—	—	—	$—
Glenn F. Hickey	—	—	46,583	$977,031
Mark F. Leposky	—	—	68,874	$1,448,042
Melody Harris-Jensbach	—	—	6,156	$147,819

(1) The number of shares reported in this column reflects the gross number of RSUs/PRSUs that vested prior to tax withholding. The RSUs/PRSUs were settled in shares of Common Stock.

(2) The value realized on vesting is based upon the gross shares underlying the RSUs/PRSUs that vested multiplied by the closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control

Each of the NEOs has an employment agreement with the Company that provides for potential payments to such executive officer or other benefits (e.g., acceleration of vesting of long-term incentive awards) under certain circumstances following termination of employment or upon a change-in-control of the Company. The types and amounts of these potential payments vary depending on the following circumstances: (i) voluntary resignation by the executive officer or termination by the Company for substantial cause or good cause, (ii) termination by the Company without substantial cause or good cause, termination by the executive officer for good reason or the Company failing to renew the employment agreement, (iii) a termination event within one year following a change-in-control, (iv) permanent disability of the executive officer, or (v) death of the executive officer. In addition, the terms governing the long-term incentive awards granted to each of the NEOs provide that the Compensation Committee may accelerate the vesting of the awards in connection with a change-in-control (or upon an involuntary termination following a change-in-control) in certain circumstances. The potential payments to be made under these varying circumstances, including the conditions and schedules for such payments, are described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.” That description also provides the relevant definitions of “substantial cause,” “change-in-control,” and “termination event.” Ms. Harris-Jensbach’s employment terminated effective December 31, 2020 upon the expiration of the term of her Managing Director Agreement. Under the terms of that agreement, Ms. Harris-Jensbach was not eligible for any termination benefits. We entered into a consulting agreement with Ms. Harris-Jensbach following her termination of employment, which is described in this Proxy Statement under “Executive Officer Compensation—Compensation Discussion and Analysis—Employment Agreements.”

Payments Made Upon Any Termination

Regardless of the manner in which a NEO’s employment terminates, he/she is entitled to receive amounts earned during his/her term of employment. These amounts include accrued but unpaid base salary and accrued but unused paid time off.

Quantification of Payments upon Termination or Change-in-Control

The table below quantifies the potential payments and benefits that would be provided to each NEO currently employed by the Company under the termination or change-in-control circumstance listed, and the amounts shown are based upon a theoretical triggering event and assume, for illustrative purposes, that: (i) the triggering event took place on December 31, 2020 and are based on the $24.01 per share closing market price of the Common Stock on December 31, 2020, which was the last business day of 2020; and (ii) the triggering event resulted in the immediate vesting of all unvested long-term incentives, as applicable. Whether the outstanding awards would actually vest or not in connection with a change-in-control will be determined by the nature of the transaction and the determination by the Compensation Committee. For purposes of this table, it is assumed that the awards are not assumed, continued or substituted for in connection with a change-in-control transaction and that, as a result, the Compensation Committee determines that such awards shall vest in full. The actual amounts to be paid to any NEO in the event of his termination or a change-in-control, and the timing of such payments, and the value of any equity award acceleration benefits can only be determined at the time of, and under the circumstances of, an actual triggering event and in accordance with applicable law then in effect and reasonable interpretations thereof. The table does not include the value of any benefits to the extent they do not discriminate in scope, terms or operation, in favor of the NEOs and that are available generally to all salaried employees. Ms. Harris-Jensbach is not included in the table below as her employment terminated on December 31, 2020 as a result of the expiration of her Managing Director Agreement, and she was not entitled to any payments or benefits as a result of such termination and would not have received any benefits in the event of the occurrence of any of the triggering events described in the table below had they occurred on such date.

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in- control(7)	Change-in- Control (no termination of employment)(7)	Permanent Disability	Death
Oliver G. (Chip) Brewer III
Pro-rated short term incentive award(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$13,854,535	$17,350,455	$17,350,455	$13,854,535	$12,173,935
Portion of salary and target incentive(3)	$1,687,500	$2,250,000	$—	$500,000	$—
COBRA & CalCOBRA premiums(4)(5)	$48,801	$64,739	$—	$48,801	$48,801
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$1,687,500	$2,250,000	$—	$—	$—

Total	$17,306,121	$21,958,264	$17,350,455	$14,403,336	$12,222,736

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in- control(7)	Change-in- Control (no termination of employment)(7)	Permanent Disability	Death
Brian P. Lynch
Pro-rated short term incentive award(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$1,201,777	$3,473,821	$3,473,821	$1,201,777	$2,651,586
Portion of salary and target incentive(3)	$403,750	$807,500	$—	$237,500	$—
COBRA & CalCOBRA premiums(4)(5)	$30,796	$61,194	$—	$30,796	$30,796
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$403,750	$807,500	$—	$—	$—

Total	$2,067,858	$5,193,085	$3,473,821	$1,470,073	$2,682,382
Joseph B. Flannery
Pro-rated short term incentive award(1)	$150,000	$150,000	$150,000	$150,000	$150,000
RSUs and/or PRSUs(2)	$83,260	$554,898	$554,898	$83,260	$249,779
Portion of salary and target incentive(3)	$352,000	$704,000	$—	$220,000	$—
COBRA & CalCOBRA premiums(4)(5)	$32,534	$64,739	$—	$32,534	$32,534
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$352,000	$704,000	$—	$—	$—

Total	$997,579	$2,220,707	$704,898	$485,794	$432,313
Glenn F. Hickey
Pro-rated short term incentive award(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$917,140	$1,853,228	$1,853,228	$917,140	$1,274,683
Portion of salary and target incentive(3)	$369,000	$738,000	$—	$230,625	$—
COBRA & CalCOBRA premiums(4)(5)	$32,534	$64,739	$—	$32,534	$32,534
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$369,000	$738,000	$—	$—	$—

Total	$1,715,459	$3,437,037	$1,853,228	$1,180,299	$1,307,217

	Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement	Termination event within 1-year following change-in- control(7)	Change-in- Control (no termination of employment)(7)	Permanent Disability	Death
Mark F. Leposky
Pro-rated short term incentive award(1)	$—	$—	$—	$—	$—
RSUs and/or PRSUs(2)	$1,477,017	$2,413,104	$2,413,104	$1,477,017	$1,834,559
Portion of salary and target incentive(3)	$369,000	$738,000	$—	$230,625	$—
COBRA & CalCOBRA premiums(4)(5)	$18,027	$36,106	$—	$18,027	$18,027
Tax & financial planning services(5)	$15,285	$30,570	$—	$—	$—
Outplacement services(5)	$12,500	$12,500	$—	$—	$—
Incentive Payments(5)(6)	$369,000	$738,000	$—	$—	$—

Total	$2,260,829	$3,968,280	$2,413,104	$1,725,669	$1,852,586

(1) Amounts shown represent the amount of annual incentive the NEO would have received had the NEO continued to perform services through the completion of the relevant performance period under the incentive plan and the evaluation of whether, and the degree to which, the performance criteria have been met (with any individual objectives deemed to be achieved at “target”), pro-rated over the portion of the year actually employed. Mr. Flannery is eligible to receive a guaranteed 2020 annual incentive of $150,000 pursuant to his approved compensation package during his recruitment.

(2) The values for RSUs and PRSUs reflect the aggregate market value of the number of shares underlying the units for which vesting would have accelerated and restrictions would have lapsed upon the triggering event based on the closing market price of the Common Stock on December 31, 2020 (which was the last business day of 2020). Such values assume, for the purposes of this table, that Company performance goals are met at the “target” level with respect to PRSUs. The number and market value of each NEO’s PRSUs that remain subject to achievement of Company performance goals are reported, assuming Company performance at the “target” level, in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns, respectively, of the “Outstanding Equity Awards at Fiscal Year-End 2020” table. The values of dividend equivalent rights accrued as of December 31, 2020, including fractional shares, are included in the values shown for RSU awards.

(3) Amounts shown represent the following based on the termination event:

a. Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and annual target incentive.

b. Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.

c. Permanent Disability: The total amount equal to six (6) months of NEO’s then current base salary at the same rate as in effect on the date that the NEO is declared permanently disabled.

(4) Amounts shown for COBRA and CalCOBRA insurance benefits are calculated through the applicable severance period and are based on premiums for COBRA coverage for health, dental, vision and prescription for up to 18 months following termination and thereafter the premiums for CalCOBRA coverage for health and prescription. Such COBRA and CalCOBRA premiums are calculated based on the coverage selected by the executive officers as of December 31, 2020 and are based on premium rates in effect at that time, which coverage and rates may vary during a severance period.

(5) Amounts shown assume continuous compliance with the conditions for payment set forth in the applicable employment agreement. These payments may be delayed for six months following a termination event pursuant to Section 409A of the Code and the rules and regulations promulgated thereunder, and such amounts if delayed will be paid promptly after six months with interest calculated at the applicable one-year Treasury Bill rate.

(6) Amounts shown represent the following based on the termination event:

a. Termination by the Company without substantial cause, termination by employee for good reason, or failure by the Company to renew expired employment agreement: The total amount equal to 0.5 times (0.75 times for Mr. Brewer) the sum of the NEO’s most recent annual base salary and target incentive.

b. Termination event within 1-year following a change-in-control: The total amount equal to 1.00 times the sum of the NEO’s most recent annual base salary and annual target incentive.

(7) Amounts shown assume the NEO’s RSUs and PRSUs are not continued, assumed or replaced with equivalent awards by the successor or acquiring corporation (if any). Amounts payable to NEOs are subject to reduction in accordance with the executive’s employment agreement to avoid imposition of excise tax for “parachute payments” within the meaning of Section 280G of the Code. See “Executive Officer Compensation—Compensation Discussion and Analysis—Governance and Other Considerations—Excise Taxes,” above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, the Company is providing the following information about the relationship of the annual total compensation of our employees (excluding our CEO), and the annual total compensation of Mr. Oliver G. (Chip) Brewer III, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2020, our last completed fiscal year:

•	The annual total compensation of the median employee of our company (excluding our CEO) calculated using the Summary Compensation Table methodology was $48,317.92; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $4,929,381.00.

Based on this information, for 2020, the ratio of the annual total compensation of Mr. Brewer, our CEO, to the annual total compensation of our median employee was 102:1, as compared to 88:1 for 2019, 94:1 for 2018 and 97:1 for 2017.

The median employee used in this calculation was determined from a direct determination of our total global employee population (excluding the CEO) as of December 31, 2020, using a consistently applied compensation measure of base salary plus target short-term incentives for 2020. We ranked our employees from the highest paid to lowest paid, and selected our median employee at the midpoint. Where allowed under SEC rules, we annualized compensation through December 31, 2020 for employees newly hired in 2020. Non-US employee compensation was converted to US dollars based on the 2020 average of daily exchange rates.

Our employee population for 2020 included the employees of Jack Wolfskin and its subsidiaries as of December 31, 2020, whose average compensation is generally less than that of similarly-situated employees in the US, which contributed to the increase in the CEO pay ratio from 2020 to 2019 despite the fact that Mr. Brewer’s annual total compensation for 2020 was substantially less than his annual total compensation for 2019.

PROPOSAL NO. 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, shareholders of the Company are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. Under applicable law, the shareholder vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in analyzing its compensation philosophy and making future compensation decisions. The Company currently seeks advisory votes on the approval of the compensation of the Company’s NEOs on an annual basis.

As described more fully in the “Executive Officer Compensation—Compensation Discussion and Analysis” section and in the compensation tables in the “2020 Compensation Tables” section, the Company’s NEOs are compensated in a manner consistent with its business strategy, competitive practice, guiding principles for executive compensation, and shareholder interests and concerns. The Company’s executive compensation program is designed to attract, retain, motivate and appropriately reward its executive officers and to align the interests of the executive officers with those of the Company’s shareholders by incentivizing the executive officers to operate the Company in a manner that creates shareholder value.

The Company has several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests. These programs include:

•	a substantial majority of executive compensation that is variable in nature;

•	a substantial majority of variable compensation that is tied to performance-based annual and long-term incentive programs;

•	equity awards granted under a policy that has strict controls on grant processes and timing;

•	stock ownership guidelines that require material holdings;

•	a Compensation Committee comprised entirely of independent directors and an independent compensation consultant;

•	clawback provisions contained in the employment agreements of the Company’s NEOs who are U.S. citizens; and

•	change-in-control benefits that require a double trigger prior to payment.

Shareholders are encouraged to read the Compensation Discussion and Analysis and other sections of this Proxy Statement, which include a detailed discussion of the Company’s compensation practices. The Compensation Committee and the Board believe that the Company’s compensation policies, procedures and amounts are effective in implementing its compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve or not approve the Company’s executive compensation program and policies by voting on the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 - APPROVAL OF THE AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 240,000,000 TO 360,000,000

In February 2021, the Board approved and adopted an amendment, subject to approval and adoption by the Company’s shareholders, to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 240,000,000 to 360,000,000 (the “Charter Amendment”). The Board is requesting shareholder approval of the Charter Amendment.

The additional Common Stock to be authorized by adoption of the Charter Amendment would have rights identical to the Company’s currently outstanding Common Stock. Adoption of the Charter Amendment and issuance of the Common Stock would not affect the rights of the holders of the Company’s currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the voting rights of current holders of Common Stock. If the Charter Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company currently plans to file promptly following the Annual Meeting if this proposal is approved.

In addition to the 184,671,923 shares of Common Stock outstanding on March 23, 2021, the Board has reserved an aggregate of 26,795,757 shares of Common Stock for issuance upon exercise of options and rights granted under the Company’s equity plans, including the equity plans assumed by the Company in the merger with Topgolf. On March 8, 2021, in connection with the completion of the merger with Topgolf, the Company issued 89,964,018 shares of its Common Stock to the former stockholders of Topgolf as merger consideration, and the Company assumed 3,168,437 options and 130,064 warrants to purchase shares of the Company’s Common Stock.

The Board believes that additional authorized shares of Common Stock would give the Company the necessary flexibility to issue shares for various corporate purposes, including, in particular, raising capital, and enable the Company to take timely advantage of market conditions and opportunities. Other corporate purposes for which the additional authorized shares could be used include, but are not limited to, potential strategic transactions, including mergers, acquisitions, and other business combinations; future grants and awards under equity compensation plans; stock splits and stock dividends; and other general corporate working capital needs. The additional shares may be used for various purposes without further shareholder approval, except as may be required in certain cases by law or the rules of the NYSE. The discretion of the Board, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require shareholders to approve such transaction.

Vote Required. Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 240,000,000 TO 360,000,000.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 9, 2021 (the “Table Date”) by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the NEOs and (iv) all directors and executive officers of the Company as a group. As of the Table Date, there were 184,671,923 shares of Common Stock issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
PEP TG Investments LLC(2)	28,905,290	15.64%
50 Kennedy Plaza, 18th Floor
Providence, Rhode Island 02903

WestRiver Management, LLC(3)	21,008,016	11.37%
920 5th Ave, Ste 3450
Seattle, Washington 98104

DDFS Management Company LLC(4)	18,592,833	10.07%
2100 Ross Ave Suite 550
Dallas, Texas 75201

BlackRock, Inc.(5)	14,402,457	7.80%
55 East 52nd Street
New York, New York 10055

Erik J Anderson(6)	0	*

Samuel H. Armacost(7)	95,811	*

Scott H. Baxter	2,455	*

Oliver G. Brewer III(8)	1,477,980	*

John C. Cushman, III(9)	88,316	*

Thomas G. Dundon(10)	42,697	*

Laura J. Flanagan	10,350	*

Joseph B. Flannery	2,113	*

Russell L. Fleischer	21,775	*

Melody Harris-Jensbach	0	*

Glenn F. Hickey	33,115	*

Mark F. Leposky	232,800	*

John F. Lundgren	69,051	*

Brian P. Lynch(11)	83,781	*

Scott M. Marimow	0	*

Adebayo O. Ogunlesi	66,677	*

Linda B. Segre	34,110	*

Anthony S. Thornley	55,425	*

All directors and executive officers as a group (18 persons)(12)	2,273,759	1.23%

*	Less than one percent

(1)

Except as otherwise indicated, the address for all persons shown in this table is c/o Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the persons shown in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder. In computing the number and percentage of shares beneficially owned by each person, the table includes any shares that could be acquired within 60 days of the Table Date through the exercise of options (irrespective of the price at which the Common Stock is trading on the NYSE) and the vesting of RSUs and PRSUs. These shares, however, are not counted in computing the percentage ownership of any other person. Consequently, included in the number and percentage of shares beneficially owned are shares issuable upon the exercise of options with exercise prices above the trading price of the Common Stock as of the Table Date.

(2)

Includes (i) 28,775,226 shares of Common Stock held by PEP TG Investments LP; and (ii) 130,064 shares of Common Stock underlying warrants held by PEP TG Investments LP that are exercisable at any time at the option of the holder. As a result of its relationship with PEP TG Investments LP, PEP TG Investments GP LLC may be deemed to beneficially own such shares. Michael Dominguez has shared voting and investment control with respect to the securities held by PEP TG Investments GP LLC, and may be deemed to indirectly beneficially own the securities directly held by PEP TG Investments LP.

(3)

Includes (i) 208,192 shares of Common Stock held by TGP Advisors, LLC (of which 170,787 are subject to options exercisable within 60 days of the Table Date); (ii) 14,748,485 shares of Common Stock held by TGP Investors, LLC; and (iii) 6,051,339 shares of Common Stock held by TGP Investors II, LLC. As a result of its relationship with the foregoing entities, WestRiver Management, LLC may be deemed to beneficially own such shares. Erik J Anderson is the sole member and manager of WestRiver Management, LLC.

(4)

Directly held by DDFS Partnership LP. As a result of its relationship with DDFS Partnership LP, DDFS Management Company LLC may be deemed to beneficially own such shares. Thomas G. Dundon is the sole member of DDFS Management Company LLC.

(5)

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2021. This schedule reported that BlackRock, Inc. has sole voting power with respect to 14,150,689 shares and sole dispositive power with respect to 14,402,457 shares.

(6)

Excludes the 21,008,016 shares held by TGP Advisors, LLC, TGP Investors, LLC and TGP Investors II, LLC referenced in footnote 3 above, with respect to which Mr. Anderson disclaims beneficial ownership.

(7)	20,000 of Mr. Armacost’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(8)

Includes 497,537 shares issuable upon exercise of options within 60 days of the Table Date. All of Mr. Brewer’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(9)	12,200 of Mr. Cushman’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(10)

Excludes the 18,592,833 shares held by DDFS Partnership LP referenced in footnote 4 above, with respect to which Mr. Dundon disclaims beneficial ownership. Includes 42,697 shares of Common Stock directly held by Mr. Dundon.

(11)	6,575 of Mr. Lynch’s shares are held in a family trust with his spouse and they share voting and investment power with respect to such shares.

(12)

Excludes (i) the 21,008,016 shares held by TGP Advisors, LLC, TGP Investors, LLC and TGP Investors II, LLC referenced in footnote 6 above and (ii) the 18,592,833 shares held by DDFS Partnership LP referenced in footnote 10 above. Includes 497,537 shares issuable upon exercise of options within 60 days of the Table Date held, in the aggregate, by individual directors and executive officers.

TRANSACTIONS WITH RELATED PERSONS

It is the written policy of the Board that Company transactions in which any executive officer or director of the Company, or their immediate family members, have a material interest must be on terms which are just and reasonable to the Company. To ensure the terms are just and reasonable, all transactions in excess of $120,000 must be reviewed and approved by the Nominating and Corporate Governance Committee, except that if the transaction is less than $1.0 million, the Chair of the Nominating and Corporate Governance Committee may approve such transaction. In determining whether to approve such a transaction, the Nominating and Corporate Governance Committee, or the Chair, as appropriate, considers, among other things, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Board has also determined that certain transactions are pre-approved and do not require review by the Nominating and Corporate Governance Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1.0 million or 2% of the revenues of such other corporation or organization.

Stockholders Agreement

Providence, Dundon and WestRiver, each of which became 5% or greater shareholders of the Company in connection with the Company’s merger with Topgolf, are parties to the Stockholders Agreement, pursuant to which each of Providence, Dundon and WestRiver have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the Board for so long as such shareholder maintains beneficial ownership of 50% or more of the shares of Common Stock owned by them on the closing date of the merger with Topgolf, which occurred on March 8, 2021.

The Stockholders Agreement further provides that each of Providence, Dundon and WestRiver will be entitled to the same reimbursement for travel and other expenses paid to other non-employee directors of the Company and the same indemnification rights provided to other non-employee directors of the Company.

Registration Rights Agreement

Each of Providence, Dundon and WestRiver are parties to a Registration Rights Agreement with the Company, dated as of October 27, 2020, pursuant to which each such shareholder is entitled to certain registration rights with respect to the resale of shares of the Common Stock received by such shareholder in connection with the merger with Topgolf, subject to certain conditions set forth therein. The Registration Rights Agreement provides such shareholders with demand, “piggy-back” and shelf registration rights, subject to certain minimum threshold requirements and other customary conditions.

Merger Consideration

At the closing of the Company’s merger with Topgolf, each of Providence, Dundon and WestRiver received as merger consideration a number of shares of Common Stock, as shown in the table below:

Shareholder	Number of Shares Received
Providence	28,775,226
WestRiver	20,837,229
Dundon	18,756,915

In addition to the above, TGP Advisors (an affiliate of WestRiver) received 295,287 stock options to purchase shares of Common Stock upon conversion of outstanding Topgolf stock options.

Warrant Assumption Agreement

Upon the closing of the Company’s merger with Topgolf and pursuant to the terms of a warrant assumption agreement, dated as of October 27, 2020, the Company assumed a warrant to purchase shares of preferred stock of Topgolf held by Providence, which was converted into a warrant to purchase 130,064 shares of Common Stock at an exercise price of $25.98 per share.

Employer Direct Healthcare

Topgolf has engaged Employer Direct Healthcare, LLC (“Employer Direct”) to provide certain supplemental healthcare benefits to eligible participants enrolled in the self-funded health benefit plan. Certain investment funds controlled by Mr. Dundon own a majority ownership interest in Employer Direct. Topgolf paid approximately $0.2 million during fiscal year 2020 in connection with such engagement.

Director Affiliations With Our Principal Shareholders

Following the merger with Topgolf and pursuant to the terms of the Stockholders Agreement, the following newly appointed directors were designated by, and are affiliated with, our principal shareholders as indicated in the table below:

Director	Affiliation
Erik J Anderson	WestRiver
Thomas G. Dundon	Dundon
Scott M. Marimow	Providence

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC, except to the extent they are specifically incorporated by reference into a filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

ANNUAL REPORT

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, AS FILED WITH THE SEC, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT CALLAWAY GOLF COMPANY, ATTENTION: INVESTOR RELATIONS, 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008. THE COMPANY MAKES AVAILABLE FREE OF CHARGE ON ITS WEBSITE ALL OF ITS FILINGS THAT ARE MADE ELECTRONICALLY WITH THE SEC, INCLUDING FORMS 10-K, 10-Q AND 8-K. THESE MATERIALS CAN BE FOUND AT WWW.CALLAWAYGOLF.COM IN THE “INVESTOR RELATIONS” SECTION.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. If a shareholder desires to nominate someone for election to the Board at, or to bring any other business before, the 2022 annual meeting of shareholders, then such shareholder must comply with the procedures set forth in Article II of the Company’s Bylaws in addition to any other applicable requirements and must give timely written notice of the matter to the Company’s Corporate Secretary. To be timely, written notice must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s Annual Meeting (i.e., the 2021 Annual Meeting of Shareholders), provided, however, that in the event that the date of the 2022 annual meeting is more than 30 days before or more than 60 days after such anniversary date, then such notice to be timely must be delivered to the Company’s Corporate Secretary not later than 90 days prior to such annual meeting or, if later, 10 days following the date of the first public announcement of the scheduled date of the 2022 annual meeting. As a result, in the event the 2022 annual meeting is not held more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, notice of nominations or other business properly submitted pursuant to the Company’s Bylaws must be received by the Company’s Corporate Secretary no later than the close of business on February 18, 2022 and no earlier than January 19, 2022. Any such notice must include all of the information specified in the Company’s Bylaws.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. If a shareholder desires to have a proposal included in the Company’s proxy statement and proxy card for the 2022 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, then the Company must receive notice of such proposal in writing at the Company’s principal executive offices in Carlsbad, California no later than December 3, 2021. However, if the date of the 2022 annual meeting of shareholders is more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then such notice must be received by the Company’s Corporate Secretary a reasonable time before the Company begins to print and mail its proxy materials for the 2022 annual meeting.

In accordance with the Company’s Bylaws, any shareholder (or group of up to 20 shareholders) meeting the Company’s continuous ownership requirements (as set forth in the Company’s Bylaws) who wishes to nominate a candidate for election to the Board for inclusion in the Company’s proxy materials for its 2022 annual meeting must provide written notice to the Company’s Corporate Secretary at its principal executive offices in Carlsbad, California no earlier than 150 calendar days and no later than 120 calendar days before the date proxy materials were released to shareholders in connection with this year’s Annual Meeting, subject to other specific requirements regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements as provided in the Company’s Bylaws. As a result, such notice must be received by the Company’s Corporate Secretary no later than December 3, 2021 and no earlier than November 3, 2021. Such proposals must comply with the other applicable requirements promulgated by the SEC in Rule 14a-8 of the Exchange Act.

OTHER MATTERS

Other than the proposals described in this Proxy Statement, the Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matter properly comes before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote upon such matters in accordance with the Board’s recommendation.

Each shareholder is urged to vote via the Internet, by telephone or return a proxy as soon as possible. Any questions should be addressed to Callaway Golf Company, Attention: Investor Relations, at 2180 Rutherford Road, Carlsbad, California 92008, telephone (760) 931-1771.

By Order of the Board of Directors,

Carlsbad, California	Sarah E. Kim
April 2, 2021	Corporate Secretary

APPENDIX A – NON-GAAP INFORMATION AND RECONCILIATION

CALLAWAY GOLF COMPANY

Supplemental Financial Information and Non-GAAP Reconciliation

(Unaudited)

(In thousands)

	2020 Trailing Twelve Month Adjusted EBITDAS					2019 Trailing Twelve Month Adjusted EBITDAS
	Quarter Ended					Quarter Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Total(1)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Total
Net income (loss)	$28,894	$(167,684)	$52,432	$(40,576)	$(126,934)	$48,647	$28,931	$31,048	$(29,218)	$79,408
Interest expense, net	9,115	12,163	12,727	12,927	46,932	9,639	10,260	9,545	9,049	38,493
Income tax provision (benefit)	9,151	(7,931)	5,360	(7,124)	(544)	9,556	7,208	2,128	(2,352)	16,540
Depreciation and amortization expense	8,997	9,360	10,311	10,840	39,508	7,977	9,022	8,472	9,480	34,951
JW goodwill and trade name impairment	—	174,269	—	—	174,269	—	—	—	—	—
Non-cash stock compensation expense	1,861	2,942	3,263	2,861	10,927	3,435	3,530	2,513	3,418	12,896
Acquisitions & other non-recurring costs, before taxes(2)	1,516	5,856	2,858	8,607	20,381	13,986	6,939	3,009	4,090	28,024

Adjusted EBITDAS	$59,534	$28,975	$86,951	$(12,465)	$164,539	$93,240	$65,890	$56,715	$(5,533)	$210,312

(1) Full year Adjusted EBITDAS includes $1.5 million of Topgolf deal costs incurred in the third quarter of 2020, which were reclassified and presented as acquisitions and other non-recurring costs for the purposes of presenting the September 30, 2020 Adjusted EBITDAS as well as total 2020 Trailing Twelve Month Adjusted EBITDAS.

(2) “Acquisitions and other non-recurring costs” for the year ended December 31, 2020 include (i) costs associated with the Topgolf merger of $8.5 million, consisting of legal, professional and SEC filing fees; (ii) $5.6 million of severance related to the Company’s cost reduction initiatives in response to the COVID-19 pandemic; (iii) costs related to the Company’s transition to its new North America Distribution Center; and (iv) IT consulting related to the implementation of new IT systems for Jack Wolfskin. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.

For the year ended December 31, 2019, costs include (i) $4.7 million of transaction costs associated with the acquisition of Jack Wolfskin, including banker’s fees, legal fees, consulting and travel expenses; (ii) $5.5 million of costs associated with transitioning and reporting on the Jack Wolfskin business, including consulting fees, audit fees for SEC reporting requirements and valuation services associated with preparing Jack Wolfskin’s opening balance sheet; (iii) the recognition of a $3.9 million foreign currency exchange loss primarily related to the re-measurement of a foreign currency contract established to mitigate the risk of foreign currency fluctuations on the purchase price of Jack Wolfskin, which was denominated in Euros; and (iv) consulting fees to address an activist investor. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.

A-1

Your vote matters - heres how to vote! You may vote online or by phone instead of mailing this card. Online Before the Meeting - Go to www.investorvote.com/ELY or scan the QR code - login details are located in the shaded bar below. During the Meeting - Go to www.meetingcenter.io/210865261. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSALS 2, 3 AND 4. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Oliver G. (Chip) Brewer III 02 - Erik J Anderson 03 - Samuel H. Armacost 04 - Scott H. Baxter 05 - Thomas G. Dundon 06 - Laura J. Flanagan 07 - Russell L. Fleischer 08 - John F. Lundgren 09 - Scott M. Marimow 10 - Adebayo O. Ogunlesi 11 - Linda B. Segre 12 - Anthony S. Thornley For Against Abstain For Against Abstain 2. To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as the Companys independent registered public accounting firm for the fiscal year ending December 31, 2021 3. To approve, on an advisory basis, the compensation of the Companys named executive officers 4. To approve an amendment to the Companys Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 240,000,000 to 360,000,000 In their discretion, Brian P. Lynch and Sarah E. Kim, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 1 U P X 03F42B

The 2021 Annual Meeting of Shareholders of Callaway Golf Company will be held on Wednesday, May 19, 2021, at 8:00 A.M. Pacific Time, virtually via the internet at www.meetingcenter.io/210865261. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is - ELY2021. Important notice regarding the Internet availability of proxy materials for the Shareholder Meeting To Be Held on May 19, 2021: The Annual Report and Proxy Statement are available on the Internet at: https://www.allianceproxy.com/callawaygolf/2021 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ELY IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - CALLAWAY GOLF COMPANY The undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints BRIAN P. LYNCH and SARAH E. KIM, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held via remote communication, on May 19, 2021, at 8:00 A.M. (Pacific Time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting. THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES LISTED ON THE REVERSE HEREOF AND "FOR" ALL OTHER PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.